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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TENNESSEE COMMERCE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

April [    •    ], 2010

Dear Shareholder:

        You are cordially invited to attend and participate in the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation," "we" or "us") to be held at 3:30 p.m., Central Time, on Thursday, May 20, 2010 at Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067.

        We have enclosed our Annual Report to Shareholders. Please read it and the attached Proxy Statement carefully as they contain important information about the Corporation and the matters to be addressed at the annual meeting.

        Whether you plan to attend the annual meeting in person or not, it is important that your shares are represented and voted at the annual meeting. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event you are unable to attend the annual meeting. If you are present at the annual meeting and desire to vote your shares personally, you may withdraw your proxy at any time before it is exercised. Please promptly complete, sign, date and return the enclosed proxy card as soon as possible to:

    Registrar & Transfer Company
    ATTN: Proxy Department
    P.O. Box 1158
    Cranford, New Jersey 07016-9747

        We appreciate the trust and confidence that you have placed in us. I look forward to seeing you at this year's annual meeting.

                      Sincerely,

                      /s/ MICHAEL R. SAPP

                      Michael R. Sapp
                       Chairman, President and Chief Executive Officer

Enclosures:
1.    Proxy Card and Business Reply Envelope
2.    Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2010

        Notice is hereby given that the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation") will be held at 3:30 p.m., Central Time, on May 20, 2010, at Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067 for the following purposes:

  1.
  To elect three directors to serve until the 2013 annual meeting of shareholders;

  2.
  To ratify the appointment of KraftCPAs PLLC as the Corporation's independent registered public accounting firm for fiscal year 2010;

  3.
  To approve a proposed amendment to the Corporation's 2007 Equity Plan;

  4.
  For purposes of complying with NASDAQ Marketplace Rule 5635(d) in connection with one or more capital-raising transactions, to authorize the Corporation to issue up to 8,000,000 shares of common stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $50 million in cash and at a price not less than 80% of the market price of the Corporation's common stock at the time of issuance, with such issuances to occur, if at all, within the three-month period commencing on the date of the approval of this proposal by the shareholders, and upon such terms as the board of directors shall deem to be in the best interests of the Corporation;

  5.
  To approve, in an advisory (non-binding) resolution, the compensation of certain of the Corporation's executive officers described in the attached Proxy Statement; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 6, 2010 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                      By order of the Board of Directors,

                      /s/ H. LAMAR COX

                      H. Lamar Cox
                       Secretary

April [    •    ], 2010

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. In the event you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

PROXY STATEMENT

        This Proxy Statement is being furnished to shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation," "we" or "us") in connection with the solicitation of proxies by the board of directors to be voted at the annual meeting of shareholders. Your vote is very important. For this reason, the board of directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This Proxy Statement, notice of annual meeting and proxy is being mailed to shareholders beginning on or about April [    •    ], 2010.

        The Corporation is a bank holding company for Tennessee Commerce Bank (the "Bank"), headquartered in Franklin, Tennessee.

INFORMATION ABOUT THE ANNUAL MEETING

When is the annual meeting?

        Thursday, May, 20, 2010 at 3:30 p.m., Central Time.

Where will the annual meeting be held?

        Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067.

What items will be voted on at the annual meeting?

        You will be voting on the following matters:

  •
  Election of three directors to serve until the 2013 annual meeting of shareholders;

  •
  Ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2010;

  •
  Approval of the proposed amendment to our 2007 Equity Plan;

  •
  Approval of the proposal to authorize us to issue securities in connection with capital-raising transactions in accordance with NASDAQ Marketplace Rule 5635(d);

  •
  Approval, in an advisory (non-binding) resolution, of the compensation of our Named Executive Officers identified in the section below entitled "Executive Compensation—Summary Compensation Table"; and

  •
  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

        You are entitled to vote your common stock if our records show that you held your shares as of the close of business on April 6, 2010, the record date for the annual meeting. On that date, we had 20,000,000 authorized shares of common stock, par value $0.50 per share, of which there were [    •    ] shares outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on April 6, 2010. The common stock is our only class of outstanding voting securities for purposes of participation in the annual meeting of shareholders.

How do I vote by proxy?

        If you sign, date and return your signed proxy card before the annual meeting, your shares will be voted as you direct. For the election of directors, you may (i) vote for all of the nominees, (ii) withhold authority to vote for all of the nominees or (iii) vote for all of the nominees except those you designate. For the ratification of our auditors, approval of the proposed amendment to our 2007 Equity Plan, approval of the proposal to authorize us to issue securities in accordance with NASDAQ Marketplace Rule 5635(d) and approval of the non-binding advisory resolution of the compensation of the Named Executive Officers, you may vote "for" or "against" or you may abstain from voting.

        If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted (i) "FOR" the election as directors of the nominees listed in this Proxy Statement, (ii) "FOR" the ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm, (iii) "FOR" the approval of the proposed amendment to our 2007 Equity Plan, (iv) "FOR" the approval of the proposal to authorize us to issue securities in accordance with NASDAQ Marketplace Rule 5635(d) and (v) "FOR" the approval, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers.

        The board of directors knows of no other business to be presented at the annual meeting. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

        You can change or revoke your proxy at any time before it is voted at the annual meeting by:

  •
  Submitting another proxy with a more recent date than that of the proxy first given;

  •
  Sending written notice of revocation to the Corporate Secretary, c/o Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067; or

  •
  Attending the annual meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the annual meeting, should I still vote by proxy?

        Yes. Casting your vote in advance does not affect your right to attend or vote at the annual meeting. Written ballots will be available at the annual meeting for shareholders of record. If you return your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

        Assuming a quorum is present at the annual meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy by the shares of common stock entitled to vote at the meeting. Assuming a quorum is present, the appointment of the independent registered public accounting firm, the approval of the amendment to our 2007 Equity Plan, the approval, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers and any other matters submitted to the shareholders will be ratified or approved if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) for the action exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) against the action. Further, assuming a quorum is present, the proposal to authorize us to issue securities in accordance with NASDAQ Marketplace Rule 5635(d) requires approval of a majority of the total votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting). Shareholders do not have cumulative voting rights with respect to the election of our directors.

What constitutes a "quorum" for the annual meeting?

        A majority of the shares of our common stock, representing a majority of the votes entitled to be cast, present or represented by proxy, constitutes a quorum for the annual meeting. A quorum is necessary to conduct business at the annual meeting. As of April 6, 2010, there were [    •    ] shares of common stock issued and outstanding, so at least [    •    ] shares must be present or represented by proxy for a quorum to exist.

What is the effect of abstentions and broker non-votes?

        Abstentions and broker non-votes are included in determining the number of shares present or represented at the annual meeting for purposes of determining whether a quorum exists. Abstentions will be disregarded in the calculation of a plurality with respect to the election of directors, the proposal to ratify the appointment of KraftCPAs PLLC as our independent registered public accounting firm, the proposal to approve the proposed amendment to our 2007 Equity Plan, and the proposal to approve, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers. Abstentions will have the effect of a vote "against," however, with respect the proposal to authorize us to issue securities in accordance with NASDAQ Marketplace Rule 5635(d).

        Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal because it has not received voting instructions from the beneficial holder. When a proposal is not a "routine" matter (such as the election of directors, the approval of the proposed amendment to our 2007 Equity Plan, the proposal to approve, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers and the proposal to authorize us to issue securities in accordance with NASDAQ Marketplace Rule 5635(d)) and a broker has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the broker cannot vote the shares on that proposal. For "routine" matters (such as the ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm), brokers generally may vote on behalf of beneficial holders who have not furnished voting instructions.

Who pays for the solicitation of proxies?

        This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

When are shareholder proposals for next year's annual meeting due?

        Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2011 must be received by the Corporate Secretary at Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, no later than December [    •    ], 2010. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

        If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2011 annual meeting or seeks to nominate a director candidate for election or propose business for consideration at such meeting, the shareholder must notify us of such proposal at the address above on or before March [    •    ], 2011. If notice is not received by this date, the individuals named as proxies on the proxy card for our 2011 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any such shareholder proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our bylaws provide that the board of directors shall determine the number of directors by board resolution. The board of directors has set the size of the board at nine members. The board of directors is divided into three classes, designated Classes I, II and III, which are as nearly equal in number as the then total number of directors permits. Each director holds office for a term of three years and until his or her successor is elected and qualified.

        All of the current directors and nominees have served as our directors since we were formed in March 2000 and have been members of the board of directors of the Bank since it began operations in January 2000.

        Information about the individuals nominated as directors and the remaining members of the board is provided below. Shares of common stock voted by proxy will be voted FOR the nominees listed below unless you specify otherwise.

Nominees

        The term of the Class II directors expires at the annual meeting. A majority of our independent directors recommended for the board's nomination each of H. Lamar Cox, Thomas R. Miller and Darrel E. Reifschneider to serve as Class II directors until the 2013 annual meeting of shareholders and the board approved such nominees. Each nominee has consented to be a candidate and to serve as a director if elected. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The Class I and Class III directors will continue as members of the board until their respective terms expire, as indicated below.

        The table below, along with the corresponding biographical summaries, includes the names, ages, principal occupations, qualifications and other public company directorships of each nominee, and the year in which each was first elected to the board of directors.

Class II Nominees (Term Expiring 2010)

Name	Age	Principal Occupation
H. Lamar Cox	67	Chief Operating Officer and Secretary of the Bank and the Corporation
Thomas R. Miller	67	Commercial Realtor, Coldwell Banker
Darrel E. Reifschneider	76	President and Chief Executive Officer, Harpeth True Value Hardware

        H. Lamar Cox has served as Chief Operating Officer of the Corporation and the Bank since December 2009, previously served as Chief Administrative Officer from 2005 to 2009 and has been responsible for operations and support functions since September 2005. Prior to that, he served as Chief Financial Officer of the Corporation and the Bank from 2000 to 2005 and acting Chief Financial Officer from March 7, 2008 until August 18, 2008. Mr. Cox's banking career brings in-depth knowledge of the financial services industry and significant financial expertise to assist the board in overseeing the management of the Corporation. He has over 35 years of banking experience in the areas of finance, operations, retail banking, compliance and lending. Mr. Cox is a Certified Public Accountant, licensed in Georgia and Tennessee, and is a veteran of the United States Navy.

        Thomas R. Miller has been a licensed commercial realtor for Coldwell Banker since August 2005. Mr. Miller brings executive decision-making and risk assessment skills to the board as a result of his experience in local government and the real estate and insurance industries. Mr. Miller's experience in real estate is especially important as we manage through the current economic downturn, much of which is real estate driven. Mr. Miller served as Mayor of the City of Franklin, Tennessee from 2003 to 2007 and served as an Alderman for Franklin from 1997 to 2003. Prior to that time, Mr. Miller was involved in sales and marketing for New York Life Insurance Company, Lumberman's Underwriting Alliance (a specialty insurer of lumber and woodworking properties), a marine insurance department and a manager of a housing corporation. He previously served as Chief Executive Officer of Mid-Continent Systems in Arkansas and as President of its insurance subsidiary and also served as a sales manager of Johnson & Higgins, an international insurance broker located in Nashville, Tennessee.

        Darrel E. Reifschneider has served as the President and Chief Executive Officer of Harpeth True Value Hardware, a retail store and lumber yard in Franklin, Tennessee, since 2000, and is also involved in a number of entrepreneurial endeavors throughout Middle Tennessee. Mr. Reifschneider provides the board with operations, risk management, strategic planning and corporate governance expertise. Mr. Reifschneider previously served as President of Manchester Tank Company, the second largest manufacturer of propane tanks in the United States, and was associated with that company from 1946 to 1999. He is active in the Franklin Chamber of Commerce and the Rotary Club of Franklin Breakfast.

Continuing Directors

        Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. You are not voting on the election of the Class I and Class III directors listed below. The tables below, along with the corresponding biographical summaries, include the names, ages, principal occupations, qualifications and other public company directorships of each continuing director, and the year in which each was first elected to the board of directors.

Class III Directors (Term Expiring 2011)

Name	Age	Principal Occupation
Paul W. Dierksen	55	Private Investor; Consultant, North American Marine Industry
Dennis L. Grimaud	63	Chairman and Chief Executive Officer, Diatherix Laboratories, Inc.
Michael R. Sapp	57	Chairman, President and Chief Executive Officer of the Bank and the Corporation

        Paul W. Dierksen is a private investor and consultant to the North American Marine Industry. Mr. Dierksen brings strategic planning, business development and operations management expertise to the board, which facilitates its oversight of our business strategy implementation. From 1996 to December 2008, he served as Senior Vice President of Marketing and Strategic Business Development for Volvo Penta of the Americas Inc., a division of AB Volvo, Sweden. His professional career includes sales and management positions with Yamaha Motor Corporation, U.S.A. and Mercury Marine, a division of Brunswick Corporation. He was also Vice President of Sales and Marketing for Chris Craft Boats, Sarasota, Florida, a division of Outboard Marine Corporation. Mr. Dierksen served on the board of directors of the National Marine Manufacturers Association from 2000 through December 2008 and was elected Chairman of NMMA's Engine Manufacturers Division Board in October 2008. He attended Franklin University in Columbus, Ohio and the Brunswick Advanced Management Program in Skokie, Illinois.

        Dennis L. Grimaud is Chairman and Chief Executive Officer of Diatherix Laboratories, Inc. Mr. Grimaud brings entrepreneurial and business-building skills and experience to the board, having successfully founded and grown several businesses. His extensive career managing a diverse portfolio of projects provides risk assessment skills and experience to the board. In addition, Mr. Grimaud has over

20 years of experience overseeing the preparation of financial statements and the review of accounting matters. Mr. Grimaud served as Chief Executive Officer of Genaco Biomedical Products, Inc., a subsidiary of Qiagen N.V., from August 2004 to June 2008. He is a founder and was President and Chief Executive Officer of Cytometry Associates, Inc., a leading biomedical company located in Brentwood, Tennessee, from 1988 to 1999. He was President of the Tennessee Biotechnology Association. In addition, he was Chief Executive Officer of Premier Micronutrient Corporation and has been Chairman of ScyTech, Inc., a biotechnology firm headquartered in Nashville, since 2000. Mr. Grimaud has previously served as a director of American Red Cross/Nashville Chapter, Nashville Health Care Council and Easter Seals/Middle Tennessee and Vice Chairman/Business Services, Nashville Area Chamber of Commerce.

        Michael R. Sapp is a founding director and has served as Chairman, Chief Executive Officer and President of the Corporation and the Bank since December 31, 2009. Prior to that, he served as President and Chief Lending Officer from 2001 through 2009. Mr. Sapp brings strong and broad financial services experience to the board as well as a deep understanding of the Corporation's business and operations and the economic, social and regulatory environment in which we operate. He has over 30 years of banking experience, with 25 years of such service in Middle Tennessee. He was Division Manager/Senior Vice President, Equipment Finance Division at First American National Bank in Nashville for 13 years until 1997. Mr. Sapp began his banking career in 1978 at BancOhio National Bank (now The PNC Financial Services Group, Inc.) as a branch lending officer. He has been active in the Middle Tennessee Leadership Council.

Class I Directors (Term Expiring 2012)

Name	Age	Principal Occupation
Arthur F. Helf	72	Retired (Former Chairman and Chief Executive Officer of the Bank and the Corporation)
William W. McInnes	61	Private Investor
Paul A. Thomas, M.D.	55	Orthopedic Surgeon, The Bone & Joint Clinic, P.C.

        Arthur F. Helf served as Chairman and Chief Executive Officer of the Corporation and the Bank from their inception in 2000 until his retirement effective December 31, 2009. As our previous Chairman and Chief Executive Officer, Mr. Helf brings deep institutional knowledge and perspective to the board regarding our strengths, challenges and opportunities. He is actively involved in the community and is a member of the board of directors of the Cool Springs Chamber of Commerce. Mr. Helf has served as President and Chairman of the board of directors of the Rotary Club of Franklin Breakfast, where he also held various leadership positions. He has served as a board member of the Franklin YMCA. He is a former member of the Tennessee Bankers Association Government Relations Committee. Mr. Helf was designated one of the 25 Most Influential Individuals in Williamson County in 2003 and again in 2006 by the Nashville Business Journal and the Williamson County Economic Development Council. Mr. Helf also served as a commissioned officer (Airborne/Ranger) in the U.S. Army.

        William W. McInnes is a private investor and is active in a number of local and national businesses and activities. Mr. McInnes brings strong leadership, entrepreneurial and business development skills to the board from his diverse business experience. He also provides governance and community-service skills and experience gained through his service on the board of various companies and charities. Mr. McInnes qualifies as an "audit committee financial expert" under the rules of the Securities Exchange Commission. During his professional career, Mr. McInnes worked as a broker, analyst and in corporate finance with J.C. Bradford & Company in Nashville. Additionally, Mr. McInnes served as Vice President—Finance and Treasurer for Hospital Corporation of America from 1978 to 1993, where he initiated a successful leveraged buyout that netted $2.5 billion upon that company's initial public offering. He is a director of Advanced Biomarker Technologies, LLC. He has previously served as a director of various companies, including four public companies—Candela Corporation, Surgical Care Affiliates, Inc., Gulf South Medical

Supply, Inc. and CTI Molecular Imaging. He is currently Managing Director of Caroland, McInnes & Co., a merchant bank, and Chief Manager of Veritas Media Group, a diversified entertainment company. His civic involvement includes the Nashville Community Foundation, Tennessee Performing Arts Center, Harpeth Hall School (Treasurer), WPLN (Treasurer), Friends of Warner Parks, Tennessee Botanical Gardens and Fine Arts Center, Vanderbilt Children's Hospital, YMCA (Advisory Board), Tennessee Special Olympics (Chairman), Tennessee Repertory Theatre (Chairman), Junior Achievement, Ensworth School, Nashville Child Center, HCA Foundation and the Jack C. Massey School of Business, Belmont University. His professional involvements include the Financial Executives Institute, Society of Chartered Financial Analysts and the Nashville Society of Financial Analysts (President).

        Paul A. Thomas, M.D. is an orthopedic surgeon and has been a member of The Vanderbilt Bone & Joint Clinic, P.C. in Franklin, Tennessee since 1991. Dr. Thomas brings extensive leadership and strategic planning experience to the board through his experience as a surgeon and a member of various hospital physician committees. Dr. Thomas is a member of the Williamson Medical Society, Tennessee Medical Association, American Medical Association and the Nashville Orthopedic Association. He is a fellow and board certified by the American Academy of Orthopedic Surgeons. Dr. Thomas currently serves as an active staff physician at Williamson Medical Center, chairman of the Emergency Room and Outpatient Committee and a member of the Surgery Department Committee. Dr. Thomas presently serves as team physician for Battle Ground Academy and is a member of the board of directors for Battle Ground Academy's Wildcat Club.

Required Vote

        Assuming a quorum is present, the election of directors requires a plurality of the votes cast in person or by proxy by the shares of common stock entitled to vote in the election of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

 PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2010. KraftCPAs PLLC has served as our independent registered public accounting firm since November 2005. Representatives from KraftCPAs PLLC will be at the annual meeting, will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

        The aggregate fees billed for the services rendered to us by KraftCPAs PLLC for the years ended December 31, 2009 and December 31, 2008 were as follows:

	2009	2008
Audit Fees(1)	$149,750	$152,580
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	8,573	10,655

Total	$158,323	$163,235

(1)
The Audit Fees for the years ended December 31, 2009 and 2008 consisted principally of fees for professional services in connection with the audits of our annual financial statements and reviews of our quarterly financial statements.
(2)
All Other Fees for the year ended December 31, 2008 consisted principally of fees in connection with our offering of trust preferred securities, our response to a comment letter from the SEC and a U.S. Department of Labor investigation. All Other Fees for the year ended December 31, 2009 consisted principally of fees in connection with our offering of shares of common stock and the related registration statement on Form S-3 filed with the SEC.

        The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by KraftCPAs PLLC as the independent registered public accounting firm that performs the audit of our consolidated financial statements. All audit and non-audit services performed by KraftCPAs PLLC must be pre-approved by the Audit Committee, and all such fees were pre-approved for the years ended December 31, 2009 and December 31, 2008.

Required Vote

        Assuming a quorum is present, the appointment of KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2010 will be ratified if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) for ratification exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) against ratification. In the event that the shareholders do not ratify the appointment of KraftCPAs, the Audit Committee would consider the vote in connection with the engagement of an independent registered public accounting firm for fiscal year 2011, but would likely not consider a change for fiscal year 2010 because of the difficulty and expense of making such a change.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF KRAFTCPAS PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

PROPOSAL 3: AMENDMENT TO OUR 2007 EQUITY PLAN

Introduction

        Our board of directors has adopted an amendment to the Tennessee Commerce Bancorp, Inc. 2007 Equity Plan, or the 2007 Equity Plan. The descriptions and explanations in this proposal are qualified in their entirety by reference to the full text of the amendment to the 2007 Equity Plan, or the Amendment, a copy of which is attached hereto as Appendix A. If the Amendment is approved by the shareholders at the annual meeting, it will become effective without further action in accordance with its terms and conditions. Currently, the 2007 Equity Plan is administered by a committee that generally determine the terms of each grant to eligible participants and makes its recommendations to the Compensation Committee or the full board of directors.

        Currently, under the 2007 Equity Plan, 1,000,000 shares of our common stock have been reserved for issuance under awards, of which 242,000 shares are either subject to outstanding awards or have been issued.

Explanation of Changes

        The purpose of the Amendment is to (i) increase the number of shares of our common stock that are available for award under the plan from 1,000,000 shares to a total of 2,000,000 shares, (ii) eliminate the restriction that limits the number of restricted shares of our common stock that may be issued as awards to 50% of the total shares available under the plan, (iii) clarify that the 2007 Equity Plan will be administered by a committee of the board of directors comprised solely of "outside directors" in accordance with Section 162(m) of the Internal Revenue Code, (iv) clarify the effect of adjustments upon changes in our common stock, and (v) clarify that dividends will not be paid for restricted stock awards until vesting occurs.

        The board of directors determined that the number of shares that are available for award under the 2007 Equity Plan should be increased so that awards may be granted to non-employee directors and additional awards may be granted to selected employees. In 2007, all 1,000,000 shares available for award under the plan were originally allocated to the then-current executive officers. For more information, see the section below entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive." The Amendment, which increases the number of shares that may be awarded under the plan, will provide additional shares that can be granted to employees and non-employee directors as long-term incentive compensation. Further, at a special meeting of our shareholders held in July 2009, our shareholders approved an amendment to our charter that increased the number of authorized shares of our common stock from 10,000,000 to 20,000,000 shares. The increased number of shares that may be awarded under the plan as a result of the proposed Amendment is consistent with the increased number of authorized shares approved by our shareholders in 2009.

        As a result of our participation in the U.S. Department of the Treasury's Troubled Asset Relief Program, or TARP, our Named Executive Officers cannot receive option awards under the 2007 Equity Plan, but can only receive certain restricted stock awards. For more information about this restriction, see the section below entitled "Compensation Discussion and Analysis—Effect of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009." The Amendment will facilitate the granting of restricted stock awards under the plan to our Named Executive Officers during the TARP period, as defined under the Emergency Economic Stabilization Act of 2008, or EESA.

General Description of 2007 Equity Plan

        The purpose of the 2007 Equity Plan is to provide financial incentives for selected employees and non-employee directors, promoting our long-term growth and financial success by:

  •
  Attracting and retaining employees and non-employee directors of outstanding ability;

  •
  Strengthening our capability to develop, maintain and direct a competent management team;

  •
  Providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of our common stock;

  •
  Motivating employees to achieve long-range goals and objectives; and

  •
  Providing incentive compensation opportunities competitive with peer financial institution companies.

The 2007 Equity Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted performance stock, unrestricted shares of our common stock and performance unit awards. As of March 31, 2010, we employed 94 people. Unless earlier terminated by the board of directors, the plan will terminate on the tenth anniversary of its effective date, or June 8, 2017.

        The 2007 Equity Plan is currently administered by the plan committee. Under the plan, however, the board of directors has the authority, upon the recommendation of the plan committee, to grant awards to directors. The plan committee or the board, as the case may be, determines which employees and/or non-employee directors are to receive awards under the plan, the type of award to be granted, the vesting schedule (if any) of the award, the time when such award will be granted and all other terms and conditions of any award. For any awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the plan sets forth certain performance criteria that the plan committee may use as goals relating to the payment or vesting of an award. The plan committee must establish any performance goals related to an award in writing no later than the earlier of 90 days after the beginning of the performance period or the expiration of 25% of the performance period. At the end of each performance period, the plan committee must certify in writing the extent to which a participant has or has not met the relevant performance goals.

        The exercise price of stock option awards under the 2007 Equity Plan may not be less than 100% of the fair market value of our common stock on the date of grant. With respect to incentive stock option awards under the plan granted to employees who own more than 10% of the total outstanding common stock, however, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of common stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No stock option award shall be exercisable after the expiration of ten years from the date it is granted (five years for incentive stock options granted to employees who own more than 10% of the total outstanding shares of common stock).

        Outstanding options, stock appreciation rights and restricted stock will generally become fully vested and exercisable upon a participant's death, disability or retirement. Outstanding options and stock appreciation rights may be exercised at any time within three months after a participant's "separation from service," as defined under Section 409A of the Internal Revenue Code, upon a participant's separation from service for any reason other than death, disability, retirement or discharge for "cause," as defined in the 2007 Equity Plan. Upon a participant's death, any exercisable options or stock appreciation rights may be exercised by the participant's representative at any time before the earlier of one year after the participant's death or the expiration date of the award. Upon a participant's disability or retirement, any exercisable options or stock appreciation rights may be exercised by the participant at any time before the earlier of one year after the participant's disability or retirement, or the expiration date of the award.

        If we are not the surviving corporation following a "change in control," as defined in the 2007 Equity Plan, and the surviving or acquiring corporation does not assume the outstanding awards or does not substitute equivalent equity awards relating to the securities of such surviving or acquiring corporation, then all outstanding awards under the plan will become immediately and fully exercisable (or in the case of restricted stock, fully vested and all restrictions immediately lapse). In the case of awards subject to performance criteria, the target payout opportunities will be deemed to have been fully earned based on achievement of target performance as of the effective date of the change in control. In addition, our board of directors may provide for a cash payment to be made to each participant for the outstanding awards upon the consummation of the change in control, determined on the basis of the fair market value that would be received in the change in control by the holders of our securities relating to such awards.

        If a participant is terminated without cause within 24 months following a change in control, and we are the surviving corporation or the other surviving or acquiring corporation assumes the outstanding awards under the 2007 Equity Plan or substitutes equivalent equity awards relating to the securities of such surviving or acquiring corporation, then all outstanding awards under the plan will become immediately and fully exercisable (or in the case of restricted stock, fully vested and all restrictions immediately lapse). In the case of awards subject to performance criteria, the target payout opportunities will be deemed to have been fully earned based on achievement of target performance.

        As of March 31, 2010, there were options outstanding to purchase 242,000 shares of our common stock under the 2007 Equity Plan. The exercise price for these options is the fair market value of our common stock on the date of grant. As of March 31, 2010, there were 12,971 shares of restricted stock outstanding under the plan, 6,047 shares of which were unvested and 6,924 shares of which were originally scheduled to vest on December 1, 2009 but, because we are a TARP recipient, will fully vest after the TARP financial assistance is no longer outstanding, provided that the applicable executives provide services for at least two years after the date of grant. Based upon the closing sale price of our common stock on April [    •    ], 2010, the aggregate market value of the 242,000 shares of common stock underlying outstanding options and 12,971 shares of unvested restricted stock granted pursuant to the 2007 Equity Plan was approximately $[    •    ]. The number of outstanding options excludes options to purchase 152,308 shares of our common stock claimed by our former chief financial officer to be owed to him. The U.S. Department of Labor has ordered that these options be "reinstated." We intend to appeal this decision and do not treat these options as outstanding.

New Plan Benefits

        Because awards under the 2007 Equity Plan are granted at the discretion of the Compensation Committee, it is not possible to determine the amount of awards that will be granted if the Amendment is approved or the amount of awards that would have been received by non-employee directors in 2009 if the Amendment had been in effect. The Compensation Committee has not approved any awards under the 2007 Equity Plan that are conditioned upon shareholder approval of the Amendment.

Federal Income Tax Consequences

        The tax consequences to us and our employees and directors will vary with the type of award. Generally, an employee or director will not recognize income and we are not entitled to take a deduction upon the grant of non-qualified stock options or restricted stock under the 2007 Equity Plan.

        Upon exercise of a non-qualified stock option, the employee or director recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock and the exercise price paid. The individual is also subject to capital gains treatment on the gain realized pursuant to a subsequent sale of the common stock acquired upon exercise of a non-qualified stock option. For this purpose, the individual's basis in the common stock is its fair market value at the time the non-qualified stock option is exercised. We are not entitled to a tax deduction upon the grant of a non-qualified stock option under the 2007 Equity Plan. We are generally entitled to take a deduction for the ordinary income that is recognized by an individual upon exercise of a non-qualified stock option in the same amount and at the time of such recognition.

        With respect to awards of restricted stock, employees and directors will recognize ordinary income based on the market value of common stock at the time it becomes vested or earned under an award.

Employees and directors can make an election under Section 83(b) of the Internal Revenue Code, however, to be taxed at the time that the restricted stock is granted. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an award of restricted stock. For this purpose, the individual's basis in the common stock is its fair market value at the time the common stock subject to the award becomes vested. If an election under Section 83(b) is made, the individual's basis in the common stock is determined at the time the restricted stock was transferred. We will receive a deduction for the amount constituting ordinary income to the executive officer or director for restricted stock.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2009 with respect to compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Shareholders(1)	242,000	$23.92	758,000
Equity Compensation Plans Not Approved by Shareholders (incentive options for executive officers, directors and incorporators)(2)	623,820	$9.68	—
Total	865,820	$13.66	758,000

(1)
Includes the 2007 Equity Plan.

(2)
Includes various stock option agreements entered into with employees of the Bank between January 14, 2000 and November 1, 2005. For additional information regarding the terms of these stock options, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Required Vote

        Assuming a quorum is present, the Amendment will be approved if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) for the Amendment exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) against the Amendment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO OUR 2007 EQUITY PLAN.

 PROPOSAL 4: AUTHORIZATION TO ISSUE SECURITIES IN CONNECTION WITH CAPITAL-RAISING TRANSACTIONS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(d)

Introduction

        Our common stock is currently listed on The NASDAQ Global Market and, therefore, we are subject to the marketplace rules of The NASDAQ Stock Market LLC. NASDAQ Marketplace Rule 5635(d) requires us to obtain shareholder approval prior to the issuance of our common stock in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Corporation of common stock (or securities convertible into or exercisable for common stock) (i) at a price less than the greater of book or market value, which together with sales by our officers, directors or substantial shareholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital-raising transaction will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for six months and have an exercise price that exceeds the market value.

        We are seeking shareholder approval for the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more capital-raising transactions, or Offerings, subject to the following limitations:

  •
  The aggregate number of shares issued in the Offerings will not exceed 8,000,000 shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

  •
  The total aggregate consideration will not exceed $50 million in cash;

  •
  The maximum discount at which the shares of common stock may be offered will be 20% below the market price of our common stock at the time of issuance;

  •
  Such Offerings will occur, if at all, within the three-month period commencing on the date of the approval by the shareholders; and

  •
  Such other terms as the board of directors shall deem to be in the best interests of the Corporation and its shareholders.

Background

        In December 2009, we raised approximately $3.2 million through a private placement of 903,394 shares of our common stock at a "discount," as defined under rules of The NASDAQ Stock Market LLC, to the market value. This number of shares equaled approximately 19% of the number of shares of our common stock that was outstanding immediately prior to the issuance. Under the marketplace rules of The NASDAQ Stock Market LLC, the shares that we issued in connection with the December 2009 offering could be aggregated with any shares that we issue in connection with the Offerings for purposes of determining if the 20% limit has been reached. Therefore, even if we issue in any Offerings an amount of shares that is less than 20% of the outstanding shares of our common stock, we would likely need to obtain shareholder approval in the event that the 20% threshold is exceeded as a result of aggregating the number of shares we issued in December 2009 with the number of shares that we issue in any Offerings.

        We intend to seek additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective Offerings because of uncertainty and volatility in the current business climate. Because we may seek additional capital that triggers the requirements of NASDAQ Marketplace Rule 5635(d), we are seeking shareholder approval now, so that we will be able to move quickly in the near future to take full advantage of any opportunities that may develop in the equity markets.

Effect on Outstanding Common Stock

        The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any Offerings would dilute, and thereby reduce, each existing shareholder's proportionate ownership in our common stock. The board of directors has not yet determined the terms and conditions of any Offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 8,000,000 shares of common stock in the aggregate pursuant to the authority requested from shareholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future. Although we do not anticipate that the issuance of common stock pursuant to the Offerings will result in a "change in control" (as used in NASDAQ Marketplace Rule 5635), in the event it does, shareholder approval of the Offerings will also constitute approval of any change of control for the purposes of NASDAQ Marketplace Rule 5635 and no additional shareholder approval will be required or sought.

        We cannot determine what the actual net proceeds of the Offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $50 million. If all or part of the Offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any Offerings.

Required Vote

        Assuming a quorum is present, approval of the Offerings requires the affirmative vote of a majority of the total votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting), in accordance with NASDAQ Marketplace Rule 5635(e)(4).

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE OFFERINGS.

 PROPOSAL 5: APPROVAL OF A NON-BINDING ADVISORY
RESOLUTION OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        Section 111(e) of EESA, as amended by the American Recovery and Reinvestment Act of 2009, or ARRA, requires financial institutions that receive financial assistance under TARP to permit a separate shareholder non-binding vote on compensation of their executives. As a result, at our annual meeting of shareholders, our board of directors will submit a resolution for approval by our shareholders. In connection with this resolution, we encourage you to carefully review the sections below entitled "Compensation Discussion and Analysis" and "Executive Compensation."

        This proposal, commonly known as a "say-on-pay" proposal, gives you the opportunity to endorse or not endorse the compensation provided to our Named Executive Officers as described in this Proxy Statement by voting on the following resolution:

  "RESOLVED, that the shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation") approve the compensation provided to the Named Executive Officers of the Corporation, as described in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation" in the Corporation's proxy statement for its 2010 annual meeting of shareholders."

        We believe that our compensation program strongly aligns the interests of our executives with the interests of our shareholders in the creation of long-term value as well as the components that drive long-term value. We also believe that our executive compensation policies and procedures are focused on pay-for-performance principles and are reasonable in comparison both to similar-sized companies in the industry and to our performance during 2009. In particular:

  •
  No base salary increases were awarded to any of our Named Executive Officers in 2008 or 2009, except that Frank Perez received a salary adjustment in December 2009 to bring his compensation to a level commensurate with his experience and tenure;

  •
  We did not pay any bonuses to our Named Executive Officers in 2009; and

  •
  Our Named Executive Officers forfeited stock options previously granted in 2009 as a result of our participation in the TARP Capital Purchase Program.

Required Vote and Effect

        Assuming a quorum is present, the resolution on executive compensation will be approved by the shareholders if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) favoring approval of the resolution exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) opposing approval of the resolution.

        Because your vote is advisory, it will not be binding on our board of directors or our Compensation Committee, overrule any decision made by our board of directors or our Compensation Committee or create or imply any additional fiduciary duty of our board of directors or our Compensation Committee. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Role of the Board

        Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our board of directors. The board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports provided to them regularly, and through discussions with our executive officers.

Director Independence

        The board has determined that each of Messrs. McInnes, Thomas, Miller, Reifschneider, Dierksen and Grimaud, constituting a majority of our directors, are "independent" under the rules of The NASDAQ Stock Market LLC. Under applicable SEC and NASDAQ rules, the existence of certain "related person" transactions above certain thresholds between a director and the Corporation are required to be disclosed and preclude a finding by the board that the director is independent. None of our directors currently serves as a director of another public company. We are not aware of any family relationships among any of our directors and executive officers.

        During 2009, there were no additional relationships or transactions that the board of directors discussed in making its independence determinations with respect to each director identified as independent and no relationships or transactions precluded any such directors from being independent.

Board Leadership Structure

        The board of directors is comprised of two members of senior management, one former member of senior management and six independent directors. Currently, the board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Corporation and its shareholders. At this time, the offices of the Chairman and Chief Executive Officer are combined and the board believes that there are a number of important advantages to combining these positions. Having a Chairman who also serves as the Chief Executive Officer allows timely communication with the board on critical business matters. Combining these positions also creates a firm link between management and the board and promotes the development and implementation of corporate strategy. Further, the board believes that combining these roles does not undermine the independence of the board, because Mr. McInnes was appointed as Lead Independent Director in January 2008 and its two standing committees are comprised entirely of independent directors.

        The Lead Independent Director's responsibility is to coordinate the activities of the other independent directors, including without limitation (i) advising the Chairman of the Board as to an appropriate schedule of meetings of the board of directors, (ii) reviewing and providing the Chairman of the Board with input regarding the agendas for the meetings of the board of directors, (iii) calling, chairing and developing the agendas for quarterly meetings of the independent directors and assuming other responsibilities which the independent directors as a whole might designate from time to time, (iv) reporting to the board of directors concerning the meetings or deliberations of the independent directors, (v) recommending to the Chairman of the Board the membership of the various committees of the board of directors, as well as the selection of the chair of each such committee, (vi) serving as Chairman of the Board when the Chairman of the Board is not present, (vii) serving as a liaison for consultation and communication with shareholders and (viii) performing such other duties as the board of directors may from time to time delegate.

 Risk Oversight

        The board of directors is responsible for providing oversight of our risk management processes. The board oversees planning and responding to risks arising from changing business conditions. The board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from supervisory authorities and overseeing management's conformance with internal policies and controls addressing the operations and risks of significant activities. Full board meetings regularly include reports on risk exposures as well as reporting on financial condition, credit risks, liquidity risks and other risk related matters inherent in our operation. Our senior risk officer and chief credit officer frequently provide reports at board meetings with respect to management's assessment of risk exposure and the controls in place to monitor those risks.

        While the board of directors has the ultimate oversight responsibility for the risk management process, the committees of the board also have responsibility for risk management. The Audit Committee monitors the integrity of the process by which our financial statements are prepared, our independent auditor's qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements, in order to mitigate risk associated with our financial reporting process. The Audit Committee periodically meets privately in separate executive sessions with each of management, our internal auditors and our independent auditor. The Compensation Committee meets periodically to consider the risks associated with our compensation policies and practices and strives to create incentives for our executives that encourage a level of risk-taking behavior that is consistent with our business strategy. In addition, because we are a "TARP recipient" as that term is defined under ARRA, the Compensation Committee meets at least semi-annually with one of our senior risk officers to review our employee compensation plans in light of an assessment of any risk posed to us from such plans.

Committees of the Board of Directors

        The board currently has two standing committees, the Audit Committee and the Compensation Committee. The following table shows the current membership of each committee of the board of directors:

Director	Audit Committee	Compensation Committee
H. Lamar Cox
Paul W. Dierksen
Dennis L. Grimaud	X
Arthur F. Helf
William W. McInnes	Chair
Thomas R. Miller	X	X
Darrel E. Reifschneider		Chair
Michael R. Sapp
Paul A. Thomas, M.D.		X

Audit Committee

        The Audit Committee consists of Messrs. Grimaud, McInnes (Chair) and Miller. The board of directors has determined that each of the members of the Audit Committee meets the independence standards of The NASDAQ Stock Market LLC and SEC Rule 10A-3 and that Mr. McInnes is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee has the authority and responsibility to ensure the accuracy and reliability of our financial statements, adequate internal controls and operating procedures, and compliance with all laws, regulations and policies. The Audit Committee's primary duties are to:

  •
  Hire one or more independent public accountant to audit our books, records and financial statements and to review our system of accounting, including our systems of internal control;

  •
  Monitor and evaluate, independently and objectively, our internal controls and financial reporting procedure;

  •
  Discuss with the independent public accountant the results of its audits and reviews;

  •
  Periodically communicate the committee's findings to the board of directors; and

  •
  Facilitate communication among the board of directors, our independent public accountant and our management.

        The Audit Committee held four meetings in 2009. A copy of the charter of the Audit Committee, which was amended in 2009, is attached as Appendix B to this Proxy Statement. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

Compensation Committee

        The Compensation Committee consists of Messrs. Reifschneider (Chair) and Miller and Dr. Thomas. The members of the Compensation Committee are appointed annually and the board of directors has determined that each of the members of the committee meets the independence standards of The NASDAQ Stock Market LLC, SEC Rule 16b-3 and Section 162(m) of the Internal Revenue Code. The Compensation Committee held five meetings in 2009. The Compensation Committee does not have a charter.

        The board of directors has granted the Compensation Committee with the authority to review and approve corporate goals and objectives relevant to the compensation of the Named Executive Officers, including the Chief Executive Officer, evaluate the performance of the Named Executive Officers in light of those goals and objectives and set the compensation levels of the Named Executive Officers based on this evaluation. The Compensation Committee may not delegate any of such authority to any other persons.

        The Compensation Committee generally determines the base salary of the Named Executive Officers on an annual basis in executive session independent of management. The Chief Executive Officer is not involved in the determination of his own salary but recommends to the Compensation Committee salary levels for the other Named Executive Officers. Other compensation matters (for example, bonuses and equity awards) involving executives are considered and reviewed by management, including the Chief Executive Officer, and recommended to the Compensation Committee. The Compensation Committee uses a consultant in formulating many of its recommendations, both for advice and as a source of peer-company data. The Compensation Committee engaged Meyer Chatfield Compensation Advisors, LLC in 2009 to update various components of our executive compensation arrangements, including the preparation of new employment agreements and updating the annual incentive plan for our Named Executive Officers.

        Pursuant to Section 111 of EESA, as amended by Section 7001(c) of ARRA, the Compensation Committee meets at least semi-annually with one of our senior risk officers to review our employee compensation plans in light of an assessment of any risk posed to us from such plans.

Executive Committee

        The Executive Committee was dissolved by the board in April 2009. The full board of directors now conducts monthly meetings. Prior to its dissolution, the Executive Committee met two times in 2009.

 Nominations of Directors

        We currently have no standing nominating committee. Our board of directors is of the view that it is appropriate not to have such a committee because of the long tenure of the current directors and the fact that a majority of the members of the board are independent. Consistent with the rules of The NASDAQ Stock Market LLC, any director nominees will be recommended for the full board's selection by a majority of the independent directors.

        With respect to the nominating process, the independent directors discuss and evaluate possible candidates in detail. The independent directors will recommend to the board new nominees as independent directors based on the following criteria:

  •
  Personal qualities and characteristics, experience, accomplishments and reputation in the business community;

  •
  Current knowledge and contacts in Franklin/Williamson County and in the banking industry or other industries relevant to our business;

  •
  Diversity of viewpoints, background, experience and other demographics;

  •
  Ability and willingness to commit adequate time to board and committee matters; and

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective and responsive to its duties and responsibilities.

        The independent directors do not set specific, minimum qualifications that nominees must meet in order for the independent directors to recommend them to the board as nominees, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the existing composition of the board of directors. Once a candidate whom the independent directors seriously want to consider and move toward recommendation for nomination is identified, the independent directors will enter into discussions with that nominee.

        We do not pay a fee to any third party to identify, evaluate or assist in the identification or evaluation of potential nominees to our board.

Shareholder Nominations of Directors

        The board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below. Shareholders who wish to nominate a candidate for election as director to be considered by the board may do so by submitting in writing such nominee's name to the Corporate Secretary at Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067. Nominations for directors must be received by the Corporate Secretary at the Corporation's principal office not less than 120 days prior to the meeting at which directors are to be elected. A shareholder's nomination should contain:

  •
  A statement that the writer is a shareholder and is proposing a candidate for consideration by the board;

  •
  The name of and contact information for the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

  •
  A statement of the number of shares of our common stock that the nominating shareholder holds of record or in which shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

Shareholder Communication with the Board of Directors

        Shareholders desiring to communicate with our board of directors on matters other than director nominations should submit their communication in writing to the Chairman of the Board, c/o the Corporate Secretary, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067 and identify themselves as a shareholder. All such communications will be forwarded to the Chairman of the Board for a determination as to an appropriate response.

Director Attendance at Board, Committee and Annual Meetings

        During 2009, the board of directors held 14 meetings. The increased number of meetings, as compared to prior years, was a result of the board dissolving the Executive Committee in April 2009. Each director attended at least 75% of the total of all meetings of the board of directors and all committees on which such director served. All directors are expected to attend the annual meeting of shareholders on May 20, 2010. In 2009, all of our directors attended the annual meeting of shareholders.

Executive Sessions

        In order to promote open discussion among our independent directors, we schedule executive sessions at least twice each year in which only those directors are present. The Lead Independent Director, currently Mr. McInnes, presides at these meetings.

Code of Ethics

        Our board of directors has not adopted a Code of Ethics, as defined by the rules and regulations of the SEC, because the principal business of the consolidated company is conducted by the Bank rather than the Corporation. The board of directors of the Bank, however, has adopted a Code of Ethics for all the employees of the Bank, including all of the executive officers and directors of the Bank who are also executive officers and directors of the Corporation. A copy of this Code of Ethics can be obtained by a written request to the Corporate Secretary, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Franklin, Tennessee 37067.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth certain information, as of January 1, 2010 (unless otherwise indicated), with respect to the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee, (iii) each of our Named Executive Officers and (iv) all of our directors and executive officers as a group. As of January 1, 2010, there were 5,646,368 shares of our common stock outstanding. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Gilder, Gagnon, Howe & Co. LLC	879,898	(3)	15.6%
H. Lamar Cox	127,064	(4)	2.2%
Paul W. Dierksen	42,108	(5)	*
Dennis L. Grimaud	53,332		*
Arthur F. Helf	247,912	(6)	4.3%
William W. McInnes	79,832		1.4%
Thomas R. Miller	36,332		*
Frank Perez	—		*
Darrel E. Reifschneider	172,120	(7)	3.0%
Michael R. Sapp	348,296		5.9%
Paul A. Thomas, M.D.	89,616	(8)	1.6%
All directors and executive officers as a group (10 persons)	1,195,736		19.1%

*
Less than 1%
(1)
The address of Gilder, Gagnon, Howe & Co. is 1775 Broadway, New York, NY 10019.
(2)
Beneficial ownership is deemed to include shares of our common stock that an individual has the right to acquire within 60 days after January 1, 2010, including upon the exercise of stock options reflected in the table below. These shares are deemed to be outstanding for the purposes of computing the "percentage of class" for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Name	Common Stock Underlying Options Exercisable Within 60 Days
H. Lamar Cox	107,848
Paul W. Dierksen	26,600
Dennis L. Grimaud	30,000
Arthur F. Helf	118,400
William W. McInnes	30,000
Thomas R. Miller	21,500
Frank Perez	—
Darrel E. Reifschneider	30,000
Michael R. Sapp	219,272
Paul A. Thomas, M.D.	30,000

  Information in the table for individuals also includes shares held in our 401(k) Plan and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.

(3)
As reported in Amendment No. 6 to the Schedule 13G filed on January 11, 2010 with the Securities and Exchange Commission, Gilder, Gagnon, Howe & Co. LLC claims to have sole voting power with respect to 40,625 shares of our common stock, shared dispositive power with respect to 839,273 shares of our common stock and beneficial ownership of 879,898 shares of our common stock. In this Schedule 13G, Gilder Gagnon reported that it beneficially owned 18.6% of the outstanding shares of our common stock. This calculation does not factor in additional shares that we issued in connection with a registered direct offering on December 18, 2009. As a result of such additional shares, Gilder Gagnon beneficially owned 15.6% of the outstanding shares of our common stock as of January 1, 2010.

(4)
On January 8, 2008, pursuant to the 2007 Equity Plan, 10,955 shares of restricted stock were granted to Mr. Cox. Eighty percent (80%) of these shares vest over five years in equal increments, subject to the achievement of certain performance criteria, and 20% of these shares vest over five years in equal increments, subject to continued employment. The amount shown also includes 2,016 shares of restricted stock that vested as of December 31, 2009.
(5)
Includes 3,200 shares held by Mr. Dierksen's wife, of which Mr. Dierksen disclaims beneficial ownership.
(6)
Includes 34,132 shares held by Mr. Helf's wife, of which Mr. Helf disclaims beneficial ownership, and 17,832 shares which are pledged as collateral for a loan.
(7)
Includes 6,570 shares held by Mr. Reifschneider's children, of which Mr. Reifschneider disclaims beneficial ownership.
(8)
Includes 34,950 shares held by Dr. Thomas' spouse, of which Dr. Thomas disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee is currently comprised of Messrs. Reifschneider and Miller and Dr. Thomas and is responsible for making decisions concerning cash and other compensation paid to our Chief Executive Officer and our other Named Executive Officers.

        The Compensation Committee meets periodically to evaluate the compensation and benefits of our Named Executive Officers as well as the compensation of the non-employee directors. The Compensation Committee also evaluates the performance criteria upon which cash incentive bonuses and other incentives, including equity-based incentives, are based.

        Because we are a TARP recipient, during the period in which we have any obligation arising from financial assistance provided under the Capital Purchase Program, all compensation decisions will be guided by the current requirements for participants in the Capital Purchase Program.

Executive Compensation Philosophy

        We seek to provide an executive compensation package that is driven by our overall financial performance and changes in shareholder value. Executive compensation is intended to be set at levels that the Compensation Committee, based upon information developed with independent consultants, believes is consistent with a peer group of banks agreed upon by the Compensation Committee. At our 2009 annual meeting of shareholders, 87% of the votes cast by our shareholders approved the compensation of our executive officers in an advisory, non-binding resolution. This approval confirmed the Compensation Committee's belief that our compensation practices are appropriate and, therefore, continued with a consistent approach for the rest of 2009 and early 2010.

        We believe that the compensation of the Named Executive Officers should reflect the value of our position in the marketplace. To attract and retain a highly skilled workforce, we believe that we must remain competitive with the pay of other employers, and particularly other financial services companies, who compete with us for talent. We believe that our compensation program must deliver top-tier compensation for top-tier individual and company performance. Where individual performance falls short of expectations and/or company performance lags the industry, our program should deliver lower-tier compensation. In addition, we believe that the objectives of pay for performance and retention must be balanced. Even in periods of temporary downturns in company performance, our program is designed to ensure that successful, high-achieving employees remain motivated and committed to us.

        Our compensation practices are designed to provide a competitive level of compensation to the executive officers and to provide rewards for satisfactory performance. For the Named Executive Officers, before we became a TARP recipient, our practice was to provide a base salary that accounts for approximately 45% to 55% of their total compensation, a cash bonus incentive that accounts for approximately 40% to 45% of their total compensation, an equity-based incentive that accounts for approximately 5% to 10% of their total compensation and other compensation that accounts for approximately 5% to 10% of their total compensation. Now that we are a TARP recipient, in 2009 the base salaries of the Named Executive Officers accounted for approximately 81% to 87% of their total compensation, no cash bonus incentives were awarded, equity awards accounted for 0% to approximately 4% of their total compensation and other compensation accounted for approximately 10% to 19% of their total compensation. As a component of total compensation, for example, each Named Executive Officer receives a car allowance. We have also purchased term life insurance policies for each of Messrs. Helf, Sapp and Cox that provide 60% of the policy benefit to each executive's beneficiaries.

 Objectives of Executive Compensation

        The objectives of our executive compensation program are to attract and retain quality executive leadership and to enhance each executive's performance. The Compensation Committee bases our executive compensation program on the same objectives that guide us in establishing all of our compensation programs—compensation is based upon the level of job responsibility, individual performance and company performance. As employees progress to higher levels of responsibility in the organization, an increasing proportion of their pay is linked to our performance and changes in shareholder value, because at higher levels they are more able to affect our results.

        The Compensation Committee strives to meet these objectives while maintaining market-competitive pay levels and ensuring that we make efficient use of our resources and have predictable expense recognition.

Competitive Positioning

        In the past, we have utilized the services of Clark Consulting of Atlanta, Georgia in the development and design of our overall executive compensation program. In 2007, Clark Consulting prepared an analysis of the market competitiveness of base salary for our executive officers and developed a customized high-performing peer group of bank holding companies. The peer group was developed based on a number of factors, including asset size and similarity with our business model. The Compensation Committee further stratified the peer group by factors relating to similarities to us in operations and organization. An analysis of proxy statements was performed comparing our Named Executive Officers' overall compensation to the peer group. The Compensation Committee and Clark Consulting determined that compensation for a select peer group of banking organizations with assets ranging from $500 million to $2.0 billion was an appropriate benchmark for us. The peer group was comprised of the following organizations:

Bank Holding Company	Location
Ameris Bancorp	Moultrie, Georgia
Capital Bancorp, Inc.	Nashville, Tennessee
Cass Information Systems, Inc.	Bridgeton, Missouri
Centrue Financial Corporation	Ottawa, Illinois
Civitas BankGroup, Inc.	Franklin, Tennessee
Commonwealth Bankshares, Inc.	Norfolk, Virginia
Cooperative Bankshares, Inc.	Wilmington, North Carolina
Crescent Financial Corporation	Cary, North Carolina
Enterprise Financial Services Corp	Saint Louis, Missouri
First Security Group, Inc.	Chattanooga, Tennessee
Greene County Bancshares, Inc.	Greenville, Tennessee
Integrity Bancshares, Inc.	Alpharetta, Georgia
Intervest Bancshares Corporation	New York, New York
Macatawa Bank Corporation	Holland, Michigan
Mercantile Bank Corporation	Grand Rapids, Michigan
MetroCorp Bancshares, Inc.	Houston, Texas
MidWestOne Financial Group, Inc.	Oskaloosa, Iowa
Nexity Financial Corporation	Birmingham, Alabama
Patriot National Bancorp, Inc.	Stamford, Connecticut
Peoples Bancorp of North Carolina, Inc.	Newton, North Carolina
Pinnacle Financial Partners	Nashville, Tennessee
Royal Bancshares of Pennsylvania, Inc.	Narberth, Pennsylvania
Rurban Financial Corp.	Defiance, Ohio
Smithtown Bancorp, Inc.	Hauppauge, New York
Southcoast Financial Corporation	Mount Pleasant, South Carolina
Tower Financial Corporation	Fort Wayne, Indiana
Yadkin Valley Financial Corporation	Elkin, North Carolina

        Clark Consulting provided the Compensation Committee with comparisons of our results to the peer group's results for the one-year and three-year periods ended December 31, 2006, for the following measurements:

  •
  Total assets;

  •
  Asset growth;

  •
  Return on average assets;

  •
  Return on average equity;

  •
  Net interest margin;

  •
  Efficiency ratio;

  •
  Core earnings per share growth;

  •
  Total return;

  •
  Price/earnings ratio;

  •
  Price/tangible book ratio; and

  •
  Price/assets ratio.

        The composition of our peer group remained the same for 2007, 2008 and 2009.

Use of Compensation Consultants

        In November 2008, the Compensation Committee engaged Meyer Chatfield Compensation Advisors, LLC to update various components of our executive compensation. As part of its services, during 2009 Meyer Chatfield helped prepare (i) amended and restated employment agreements and split dollar agreements for each of Messrs. Helf, Sapp and Cox, (ii) salary continuation plans for each of Messrs. Sapp and Cox, and (iii) consulting and non-competition agreements for each of Messrs. Helf and Cox. In 2009, we paid Meyer Chatfield $135,702 in connection with the services it rendered to the Compensation Committee related to executive and director compensation.

Composition of Total Compensation

        We believe that our executive compensation should include both short-and long-term compensation, with an emphasis on long-term compensation that is tied to corporate performance. By using long-term incentives, we believe we align our executive's interests with our shareholders and create a strong retention tool.

        Base salaries are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Our practice has been to set base salary levels competitively coupled with the opportunity for the executive to substantially increase his compensation through cash bonus incentives, when permitted, by meeting aggressive performance criteria goals. Annual cash bonus incentives, when permitted, are used as a short-term incentive to drive achievement of annual performance criteria goals and to encourage teamwork. For more information about restrictions on our ability to pay cash bonus incentives to our Named Executive Officers, see the section below entitled "—Cash Bonus Incentives."

Base Salary

        Base salaries for the Named Executive Officers were initially determined by evaluating the responsibilities of their respective positions, and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace, our performance and the performance of the individual executive officer.

        In June 2007, based upon the compensation analysis provided by Clark Consulting, the board of directors set base salary levels for the Chief Executive Officer and the other Named Executive Officers at levels commensurate with our performance within the peer group. In general, our performance was comparable to the 50th and 75th percentile of the peer group. The Compensation Committee did not increase the base salaries of Messrs. Helf, Sapp and Cox during 2008 or 2009. Mr. Perez received a salary adjustment in December 2009 to bring his compensation to a level commensurate with his experience and tenure. The base salary for each of the Named Executive Officers for the year ended December 31, 2009 was as follows:

Named Executive Officer	Base Salary
Michael R. Sapp	$400,000
Frank Perez	165,000	(1)
H. Lamar Cox	350,000
Arthur F. Helf(2)	400,000

(1)
Mr. Perez's base salary increased to $215,000, effective December 15, 2009.
(2)
Mr. Helf retired effective December 31, 2009.

        The differences between the base salaries of (i) Messrs. Helf and Sapp as compared to Mr. Cox, and (ii) Messrs. Helf, Sapp and Cox as compared to Mr. Perez is a reflection of differences in the level and scope of responsibility of their respective positions, and the market's pattern of providing progressive salaries at higher levels.

Cash Bonus Incentive

        Because we were in 2009, and continue to be, a TARP recipient, we are prohibited from paying or accruing any bonus during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding. Therefore, no cash bonus was paid to or accrued for any of our Named Executive Officers during 2009.

Equity Incentive

        We currently have one equity incentive plan, the 2007 Equity Plan, which was approved by our board of directors and shareholders on June 8, 2007. The Compensation Committee believes the 2007 Equity Plan provides financial incentives for selected employees, promoting our long-term growth and financial success by (i) attracting and retaining employees of outstanding ability, (ii) strengthening our capability to develop, maintain and direct a competent management team, (iii) providing an effective means for selected employees to acquire and maintain ownership of our common stock, (iv) motivating employees to achieve long-range goals and objectives and (v) providing incentive compensation opportunities competitive with peer financial institution companies.

        The Compensation Committee believes that stock ownership or its equivalent by management aligns the interest of management with our shareholders. The committee anticipates that on a going-forward basis, equity awards granted to the Named Executive Officers will serve as the primary long-term compensation component of our executive compensation program.

        Under the 2007 Equity Plan, Messrs. Helf, Sapp and Cox, acting as the committee administrating these plans, have generally determined the terms of each grant to eligible participants and make their recommendations to the Compensation Committee. As a result of Mr. Helf's retirement at the end of 2009, Messrs. Sapp and Cox will make such recommendations beginning in 2010. Grants relating to our common stock may be in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted performance stock, performance units and unrestricted shares of our common stock. The exercise price of options granted under the 2007 Equity Plan may not be less than the fair market value of the shares of our common stock on the date of grant.

        Based on the recommendations of Clark Consulting, in 2007 Messrs. Helf, Sapp, Cox and the former Chief Financial Officer, as the plan committee for the 2007 Equity Plan, determined, and the Compensation Committee subsequently approved, the award of nonqualified stock options to purchase 50,000 shares of our common stock (or shares of restricted stock with an equivalent value to such stock options, at the grantee's discretion) to be granted to each of the Named Executive Officers during each of the five fiscal years 2007 through 2011. When this determination was made in 2007, these awards were limited to the Named Executive Officers because they are responsible for long-term investment, operating or policy decisions. The plan committee determined that 20% of each award grant would vest annually over five years, subject to continued employment, and 80% of each award grant would vest annually over five years, subject to the achievement of certain performance goals.

        On January 20, 2009, pursuant to the 2007 award, the Compensation Committee granted nonqualified stock options to purchase 50,000 shares of our common stock to each of Messrs. Helf, Sapp and Cox under the 2007 Equity Plan. The Compensation Committee also established performance criteria and goals with respect to these awards. Because we are a TARP recipient, however, we are prohibited from paying or accruing any incentive compensation (other than long-term restricted stock under certain conditions) during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding. The rules that enumerated this restriction were promulgated under EESA and adopted by Treasury in June 2009. As a result, because our Named Executed Officers may only receive restricted stock awards for so long as we are a TARP recipient, Messrs. Helf, Sapp and Cox subsequently forfeited the options that were granted in January 2009.

        On May 19, 2009, the board of directors approved a recommendation by the Compensation Committee to adjust total compensation for our directors to "peer levels." This recommendation included an equity award under the 2007 Equity Plan with a value of $15,000, in the form of either restricted stock or stock options, at the election of each non-employee director. The number of shares of restricted stock granted was based on the closing sale price of our common stock on the date of grant, and the number of options granted was based on the Black-Scholes option-pricing model on the date of grant, rounded to the nearest one thousand shares. As indicated above, however, the Named Executive Officers who also serve as directors (i.e., Messrs. Helf, Sapp and Cox) were only eligible to receive this equity award in the form of restricted stock. Therefore, on June 1, 2009, 2,308 shares of restricted stock were granted to each of Messrs. Helf, Sapp and Cox based on their service as directors. These shares of restricted stock were originally scheduled to vest on December 1, 2009, but because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the limitations on incentive compensation for our Named Executive Officers, see the section below entitled "—Effect of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009."

Perquisites and Benefits

  Perquisites

        Each Named Executive Officer receives five weeks of paid time off each year (excluding holidays). We provide sick leave for all employees, including the Named Executive Officers. Employees, including the Named Executive Officers, are not permitted to carry over unused paid time off into a subsequent fiscal year. We provide medical and other benefits to the Named Executive Officers that are generally available to other employees. In 2009, we purchased term life insurance policies covering Messrs. Helf, Sapp and

Cox that provide 60% of the policy benefit to their beneficiaries. We provide a car allowance to each of Messrs. Sapp and Cox and pay each of their annual dues at a local country club, long-term care insurance premiums, expenses related to their respective use of such country club for matters related to our business and their respective reasonable expenses for continuing education courses necessary to maintain any certifications or licenses that they hold. We also provide Mr. Perez with an automobile allowance. For information about the amounts of these payments, see the section below entitled "Executive Compensation—Summary Compensation Table." We provide these perquisites to the Named Executive Officers in recognition of the service they provide, as well as to help us attract and retain talented leaders. These perquisites are a key way to offer a competitive package to the Named Executive Officers beyond their base salaries.

  Retirement Benefits

        We maintain a 401(k) Plan as part of our retirement program that is intended to provide payments to the Named Executive Officers upon their resignation or retirement. The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success. Each Named Executive Officer is eligible to participate in the 401(k) Plan, pursuant to which each could contribute up to a maximum of $16,500 for 2009 (the same limit applicable to all employees and for 2009, each of Messrs. Helf, Sapp and Cox was eligible to contribute up to a maximum additional $5,500 "catch-up" permitted for employees over the age of 50). We do not provide matching contributions under the 401(k) Plan at this time.

        Split Dollar Agreements.    On May 19, 2009, each of Messrs. Helf, Sapp and Cox entered into a split dollar agreement with the Corporation and the Bank. Pursuant to each split dollar agreement, we allocate a portion of the death proceeds of life insurance policies on the executive's life to a beneficiary designated by the executive. We own the life insurance policies and pay the premiums on the policies from our general assets. Upon the executive's death, the death benefit payable to the executive's beneficiary will generally be the lesser of (i) the difference between the death benefit payable under the life insurance policy and the cash value of such policy, and (ii) an amount equal to two times the executive's aggregate annual salary and bonus paid for the most recent full year of employment, as reduced by any payments due or payable under the salary continuation plans and/or consulting and non-competition agreements, which are discussed in the sections below entitled "—Salary Continuation Plans" and "Executive Compensation—Summary Compensation Table—Consulting and Non-Competition Agreements." To the extent that any payments under the split dollar agreements would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

        Salary Continuation Plans.    On May 19, 2009, each of Messrs. Sapp and Cox entered into a salary continuation plan with the Corporation and the Bank. Each salary continuation plan is an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the executive. The following table shows the amounts payable to each executive under the salary continuation plans upon the occurrence of certain events:

Amount Payable under Salary Continuation Plan
Event	Michael R. Sapp	H. Lamar Cox
Termination on or after Normal Retirement Date	180 identical monthly payments in an amount equal to his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48	96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 or (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48
Early Retirement	180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his early retirement date divided by 180	96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his early retirement date divided by 96
Termination in connection with Disability Before Normal Retirement Age	180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 180	96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 96
Change of Control(1)
The greater of (i) the present value of 180 identical monthly payments in an amount equal to his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control
The greater of (i) the present value of 96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 or (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control

(1)
Includes a termination of employment within the period beginning 12 months before and ending 24 months following a change in control, as defined in the salary continuation plan.

        The executive or his beneficiary, as applicable, is only entitled to one of the foregoing benefits, which will be determined by the first of such events to occur. No benefits are payable under a salary continuation plan, however, in the event the executive's employment is terminated for "cause." Further, any monthly payments made to an executive or his beneficiary pursuant to the salary continuation plan will be reduced by any payments made pursuant to the corresponding consulting and non-competition agreement, which is discussed in the section below entitled "Executive Compensation—Summary Compensation Table—Consulting and Non-Competition Agreements."

        If the executive dies while employed by us, instead of any benefits payable under the salary continuation plan described above, we will pay to the executive's beneficiary an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date of the executive's death. To the extent that any payments under a salary continuation plan would be "parachute payments," as described in Section 280G of the Internal Revenue Code, such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. Because we are a TARP recipient, however, we are prohibited from making any "golden parachute payments" to the Named Executive Officers during the TARP period, as defined under EESA. For purposes of this prohibition, a "golden parachute" is any payment for the departure from the Corporation for any reason or any payment because of a change of control. As a result, Messrs. Sapp and Cox would not receive these payments under the salary continuation plans if such triggering events occur at any time during the period that we continue to be a TARP recipient.

Effect of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009

        In 2009, pursuant to EESA, as amended by ARRA, Treasury issued regulations to implement specified limitations on the compensation paid or accrued by financial institutions that participate in TARP. The compensation standards that apply to us as a result of our participation in the TARP Capital Purchase Program extend beyond our "senior executive officers" and apply to up to 20 of our next "most highly compensated employees," as such terms are defined under EESA. The executive compensation requirements applicable to us during the TARP period, as defined under EESA, include the following:

  •
  No Unnecessary and Excessive Risk.  Compensation is limited to exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten our value. Further, our Compensation Committee must meet with one of our senior risk officers at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to us by such plans.

  •
  Prohibition on Bonus, Retention Awards or Incentive Compensation Payments.  With certain exceptions, we are prohibited from paying or accruing any bonus, retention award or incentive compensation to at least our five most highly-compensated employees. The following compensation is excluded from this prohibition:

  –
  Long-term restricted stock, if it does not (i) fully vest until after the TARP financial assistance is no longer outstanding, (ii) vest unless the employee provides services to the TARP recipient for at least two years after the date of grant, and (iii) have a value greater than one-third of the employee's total annual compensation; and

  –
  Any such compensation required to be paid pursuant to a written employment contract executed on or before February 11, 2009.

  •
  Prohibition on Severance/Golden Parachutes.  We are generally prohibited from making any payment to a senior executive officer or any of the next five most highly-compensated employees for departure from the Corporation for any reason, except "payments for services performed or benefits accrued."

  •
  Clawback.  We must recover any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly-compensated employees that was based on materially inaccurate financial or other performance criteria.

  •
  Limit on Tax Deduction.  Pursuant to Section 162(m)(5) of the Internal Revenue Code, we cannot deduct annual compensation in excess of $500,000 for any of the Named Executive Officers.

  •
  Prohibition on Compensation Plans that Encourage Earnings Manipulation.  We are prohibited from having any compensation plan in place that would encourage manipulation of our reported earnings to enhance the compensation of any of our employees.

  •
  Prohibition on Tax Gross-Ups.  We are generally prohibited from providing tax gross-ups or other reimbursements for the payment of taxes to any senior executive officer and the next 20 most highly-compensated employees relating to severance payments, perquisites or any other form of compensation. For this purpose, a gross-up includes providing a right to a payment of such gross-up at a future date, such as a date after the TARP period.

  •
  Policy on Luxury Expenditures.  Our board of directors adopted and implemented a company-wide policy regarding excessive or luxury expenditures, which governs expenditures on entertainment, events, office and facility renovations, aviation and other transportation services and certain other activities or events. A copy of this policy is available on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "Corporate Governance."

  •
  Perquisites and Compensation Consultants.  We disclose in this Proxy Statement certain information regarding perquisites paid to senior executive officers and certain highly-compensated employees. In addition, we disclose in this Proxy Statement certain information regarding our engagement of any compensation consultants. For more information, see the sections above entitled "—Components of Total Compensation—Perquisites and Benefits" and "—Use of Compensation Consultants."

  •
  Nonbinding Shareholder Vote on Executive Compensation.  We have included in this Proxy Statement a separate shareholder "say on pay" vote to approve the compensation of our executives. For more information, see the section above entitled "Proposal 3: Approval of a Non-Binding Advisory Resolution of the Compensation of the Named Executive Officers."

  •
  Compliance Certification.  Our Chief Executive Officer and Chief Financial Officer certify annually that we are in compliance with the executive compensation provisions of EESA, as amended by ARRA. These certifications are filed as exhibits to our Annual Report on Form 10-K. The Compensation Committee also makes certain certifications required under EESA, as amended by ARRA, on an annual basis. These certifications are included in the section below entitled "Compensation Committee Report."

  •
  Treasury Review of Prior Payments to Executives.  Treasury has stated that it will review all bonuses, retention awards or other compensation paid to our senior executive officers and the next 20 most highly-compensated employees to determine if such payments were inconsistent with the purposes of EESA, as amended by ARRA, and negotiate for any appropriate reimbursements.

Compensation Policies and Practices Related to Risk Management

        The Compensation Committee reviews the risks and rewards associated with our compensation programs. We believe that our executive compensation program discourages behavior that leads to excessive or unnecessary risk-taking as follows:

  •
  Because we are a TARP recipient, the Compensation Committee meets at least semi-annually with one of our senior risk officers to review our employee compensation plans and to make reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten our value. The Compensation Committee's certification to this effect is included below in the section entitled "Compensation Committee Report";

  •
  Because we are a TARP recipient, we are prohibited from paying or accruing any bonus to our five most highly-compensated employees;

  •
  Because we are a TARP recipient, we are prohibited from granting long-term incentive awards to our five most highly-compensated employees. We may, however, grant restricted stock awards, if the restricted stock does not (i) fully vest until after the TARP financial assistance is no longer outstanding, (ii) vest unless the employee provides services to the TARP recipient for at least two years after the date of grant, and (iii) have a value greater than one-third of the employee's total annual compensation;

  •
  Because we are a TARP recipient, we must clawback any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly-compensated employees that was based on materially inaccurate financial or other performance criteria;

  •
  Because we are a TARP recipient, we are prohibited from having any compensation plan in place that would encourage manipulation of our reported earnings to enhance the compensation of any of our employees;

  •
  The base salary for our Named Executive Officers does not encourage risk-taking, as it is a fixed amount. Further, as indicated above under "—Components of Total Compensation—Base Salary," three out of our four Named Executive Officers did not receive an increase in base salary during 2009.

        We provide incentive-based pay opportunities for our non-executive officers. For certain employees, these opportunities are based on management-designed goals related to the applicable department and/or job function. These goals are typically short-term goals defined by management that are quantifiable by objective results. These goals are generally designed to mitigate risk.

        In addition, we provide incentive-based pay opportunities for our loan officers. Our loan officers receive compensation for new and renewed loans that they generate based on the profitability of the transaction. These incentives are also subject to certain credit quality requirements. Management uses penalties to mitigate the risk of making loans based on volume rather than credit quality. Penalties are incurred for past due loans, outstanding exceptions and charge-offs each quarter. These penalties are financial in nature and significant in terms of the overall incentive payout. As a policy, management also reserves a right to clawback any incentive paid on a charged-off loan for up to two years.

Summary

        We believe the mix of salary, potentially significant cash bonus incentives (when permitted) and the future potential for equity-based incentives motivates our management team to produce strong results for shareholders. We further believe that this program strikes an appropriate balance between prudent business operations and appropriate employee rewards based on creation of shareholder value.

EXECUTIVE OFFICERS

        Our board of directors has the authority to appoint our officers. Each officer will hold office for such term as may be prescribed by the board of directors and until such person's successor is chosen and qualified or until such person's death, resignation or removal. Each of Messrs. Sapp and Cox has entered into an employment agreement with us. The biographies of Messrs. Sapp and Cox are provided in the section above entitled "Proposal 1: Election of Directors." Mr. Helf served as our Chairman and Chief Executive Officer until his retirement effective December 31, 2009.

        Frank Perez, age 41, has served as Chief Financial Officer of the Corporation and the Bank since August 2008. Mr. Perez previously served as Chief Financial Officer of Cumberland Bank & Trust, an internal audit manager of Crowell & Crowell, PLLC and a senior accountant of AIG American General.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the aggregate remuneration paid by us or the Bank for services for the three most recently completed fiscal years ended December 31, 2009 to the Named Executive Officers—the Chief Executive Officer, the Chief Financial Officer and our two other most highly compensated executive officers and whose total compensation for 2009 exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Michael R. Sapp(5)	2009	$400,000	$—	$15,000	$—	$—	$—	$45,985	$460,985
Chairman, Chief	2008	400,000	—	—	222,500	360,000	—	36,939	1,019,439
Executive Officer and President	2007	400,000	—	—	287,500	400,000	—	30,939	1,118,439
Frank Perez(6)	2009	169,167	—	—	—	—	—	39,000	208,167
Chief Financial Officer	2008	61,875	—	—	—	55,688	—	3,750	121,313
H. Lamar Cox(7)	2009	350,000	—	15,000	—	—	—	58,256	423,256
Chief Operating Officer	2008	350,000	—	48,750	—	315,000	—	49,256	763,006
	2007	350,000	—	—	287,500	350,000	—	43,256	1,030,756
Arthur F. Helf(5)	2009	400,000	—	15,000	—	—	—	61,592	476,592
Former Chairman and	2008	400,000	—	—	222,500	360,000	—	54,913	1,037,413
Chief Executive Officer	2007	400,000	—	—	287,500	400,000	—	48,914	1,136,414

(1)
The amounts shown reflect the aggregate grant date fair value for restricted stock awards granted under the 2007 Equity Plan, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Stock Compensation," or FASB ASC 718, assuming the achievement of all performance criteria and continued employment. For restricted stock awards granted in 2008, an aggregate of 92% of each award is subject to annual vesting based on continued employment.
(2)
The amounts shown reflect the aggregate grant date fair value for option awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718, assuming the achievement of all performance criteria and continued employment. For option awards granted in 2008, an aggregate of 92% of each award is subject to annual vesting based on continued employment. For option awards granted in 2007, 20% of each award is subject to annual vesting based on continued employment and 80% of each award is subject to annual vesting based on performance goals that have already been met.
(3)
Reflects cash bonus awards earned during the years indicated.

(4)
During 2009, we provided the Named Executive Officers with other forms of compensation, including paid life insurance premiums, automobile allowances, fees for services as a director, and long-term care insurance premiums, as applicable, as set forth below. The Bank also pays for each of Messrs. Helf, Sapp and Cox their annual dues at a local country club, expenses related to their respective use of such country club for matters related to our business and their respective reasonable expenses for continuing education courses necessary to maintain any certifications or licenses that they hold.

Name	Life Insurance Premiums	Automobile Allowance	Fees for Services as Director(a)	Long-Term Care Insurance Premiums
Michael R. Sapp	$524	$12,000	$30,000	$3,461
Frank Perez	—	9,000	—	—
H. Lamar Cox	12,350	12,000	30,000	3,906
Arthur F. Helf	5,630	17,188	30,000	8,774

  (a)
  Mr. Perez is not a director, but received $30,000 for attending board meetings during 2009. Compensation for service by Named Executive Officers on our board of directors and its committees during the year ended December 31, 2009 is reflected in the following table:

Name	Fees Earned or Paid in Cash*	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael R. Sapp	$30,000	$—	$—	$—	$—	$—	$30,000
H. Lamar Cox	30,000	—	—	—	—	—	30,000
Arthur F. Helf	30,000	—	—	—	—	—	30,000

    *
    Executive officers who are also directors receive fees for board meetings they attend but not for committee meetings. For additional information about fees for board meetings, see the section below entitled "Director Compensation."

(5)
Mr. Helf retired as Chairman and Chief Executive Officer effective December 31, 2009. Upon Mr. Helf's retirement, Mr. Sapp was appointed Chairman and Chief Executive Officer.
(6)
Because Mr. Perez was not a Named Executive Officer with respect to 2007, information is only provided for 2008 and 2009. Mr. Perez's base salary increased from $165,000 to $215,000, effective December 15, 2009.
(7)
Prior to December 1, 2009, Mr. Cox was Chief Administrative Officer. Effective as of that date, Mr. Cox was appointed Chief Operating Officer.

        For 2009, the base salaries paid to the Named Executive Officers accounted for 81% to 87% of their respective total compensation, equity awards represented 0% to 4% of their respective total compensation and all other compensation represented the remaining 10% to 19% of their respective total compensation.

Employment Agreements

        On December 30, 2008, the Bank entered into new employment agreements with each of Messrs. Helf, Sapp and Cox. Except for the initial base salary amounts and titles of each executive, the material terms of the employment agreements are otherwise substantially identical to one another. Mr. Perez does not currently have an employment agreement. Because Mr. Helf retired effective December 31, 2009, his employment agreement is no longer in effect.

        Under the new employment agreements, the initial base salary of each of Messrs. Helf and Sapp was $400,000, and the initial base salary of Mr. Cox was $350,000. Under each employment agreement, the executive is entitled to receive a performance-based annual incentive payment that will be determined by the board of directors and will be based on specific performance criteria to be identified in writing in advance to the executive. Notwithstanding this provision in the employment agreements, because we are a "TARP recipient" as that term is defined under ARRA, we are prohibited from paying or accruing any bonus, retention award or incentive compensation (other than long-term restricted stock under certain conditions) during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

        Each employment agreement has a term of two years and is automatically renewable each day during its term for one additional day so that the term is always two years, unless and until either the Bank or the executive notifies the other party of its intent not to renew. Under each employment agreement, the executive may be terminated for "cause" or without "cause," and termination will also result from death or disability (as defined). In general, "cause" means:

  •
  Fraud;

  •
  Embezzlement;

  •
  Conviction of by the executive of any felony;

  •
  A material breach of, or the willful failure or refusal by the executive to perform and discharge the executive's duties, responsibilities and obligations under the agreement;

  •
  Any act of moral turpitude or willful misconduct by the executive intended to result in personal enrichment of the executive at the expense of the Bank or any of its affiliates or which has a material adverse impact on the business or reputation of the Bank or any of its affiliates (such determination to be made by the board in its reasonable judgment);

  •
  Intentional material damage to the property or business of the Bank;

  •
  Gross negligence; or

  •
  The ineligibility of the executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Bank.

Each executive may also generally terminate his employment agreement for any reason upon written notice, upon a voluntary termination, for "good reason" or if the Bank materially breaches the agreement and such breach is not cured within 30 days after written notice. In general, "good reason" means:

  •
  Without the executive's express written consent, a material diminution in authority, duties or responsibilities;

  •
  Any reduction by the Bank in the executive's base salary;

  •
  A material diminution in the authority, duties or responsibilities of the supervisor to whom the executive reports, including a requirement to report to an officer or other employee, rather than directly to the board of directors;

  •
  A material diminution in the budget over which the executive retains authority;

  •
  Any failure of the Bank to obtain the assumption of, or the agreement to perform, the agreement by any successor; or

  •
  The Bank requiring the executive to be permanently assigned to a location other than the current or future headquarters of the Bank.

        If an executive is terminated without "cause" or the executive terminates his employment for "good reason," he will be entitled to receive severance in an amount equal to two times the executive's aggregate cash compensation (including cash incentive bonus) as calculated in the employment agreement, less applicable taxes and other deductions, and all equity awards will be deemed to have vested. Notwithstanding this provision in the employment agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

        Upon a change in control of the Bank and termination of the executive's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control, each executive would be entitled to receive a lump sum payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. "Change in control" is defined in the employment agreements as a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank. Notwithstanding this provision in the employment agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

Amended and Restated Employment Agreements

        On May 19, 2009, each of Messrs. Helf, Sapp and Cox entered into an amended and restated employment agreement with the Corporation and the Bank. As indicated above, Mr. Helf's amended and restated employment agreement is no longer in effect. The primary purposes of amending and restating the existing employment agreements were to clarify certain provisions and to comply with the requirements of EESA, as amended by ARRA. The amended agreements added the Corporation as a party and clarified that the change in control payment is payable if the executive's employment is involuntarily terminated for any reason other than death, disability or cause during the period beginning one year prior to and ending two years following a change in control.

        Pursuant to the amended agreements, during the period that the U.S. Department of Treasury owns any of our debt or equity securities acquired pursuant to the TARP Capital Purchase Program, the terms of Section 15 of the amended agreements amend and override any contrary or inconsistent terms contained in any and all other employment, compensation and benefit agreements, plans and policies with respect to the executive. Section 15 of the amended agreements generally provides, among other things, that: (i) if the executive receives compensation that was based on financial statements or performance metric criteria that are determined to be materially inaccurate, the executive will repay the Employer upon demand the amount of the bonus or incentive compensation received by the executive in excess of the amount that would have been paid to the executive had the inaccurate statements or criteria been accurate; (ii) upon executive's termination of employment, severance payments to the executive may not be made to the extent that the payment would otherwise constitute a "golden parachute" as defined under Section 111(a) of EESA; and (iii) to the extent required by the TARP Capital Purchase Program, the executive will not receive or accrue any bonus, retention award, or incentive compensation; provided, however, that this prohibition will not apply to (A) the payment of long-term restricted stock that (1) does not fully vest during the period that Treasury owns any of our debt or equity securities acquired pursuant to the TARP Capital Purchase Program, (2) does not have a value greater than one-third of the executive's total annual compensation amount and (3) is subject to such other terms and conditions as Treasury may determine are in the public interest or (B) any bonus payment required to be paid under a written employment agreement executed on or before February 11, 2009 and determined to be valid by Treasury.

Consulting and Non-Competition Agreements

        On May 19, 2009, each of Messrs. Helf and Cox entered into a consulting and non-competition agreement with the Corporation and the Bank. Pursuant to each consulting and non-competition agreement, the executive will provide consulting services as our independent contractor for the first 24 months after separation from service, at our sole discretion. Mr. Helf's consulting and non-competition agreement remains in full force and effect after his retirement effective December 31, 2009. The amount of time that the executive provides such consulting services each month may not exceed 25% of the amount of time that the executive provided services to the Employer before such separation from service.

        For the executive's separation from service and in consideration of the consulting services provided and the non-competition covenants, the Company will pay the executive (i) 24 monthly payments, each in an amount equal to the executive's greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48, and (ii) 96 monthly payments, each in an amount equal to the executive's greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48. No amounts are payable under a consulting and non-competition agreement, however, in the event the executive's employment is terminated for cause or as a result of death or disability.

        Each consulting and non-competition agreement includes covenants against competition, solicitation or disclosure of confidential information, which covenants will apply throughout the 24-month period that the executive is providing consulting services and the eight-year period thereafter. If an executive breaches any of such covenants, the right of the executive to any payments under the consulting and non-competition agreement after the date of the breach will be forever forfeited. This forfeiture is in addition to any injunctive or other relief that may be available to the Employer.

        If a change in control occurs after the executive's separation from service and if, when such change in control occurs the executive is receiving payments for consulting services under the consulting and non-competition agreement, the executive will be entitled to receive in a single lump sum within five days after the date on which the change in control occurs all payments not yet made, without present value discount for the time value of money. If a change in control of the Company occurs after the executive's separation from service, the executive's obligations to provide consulting services and comply with the covenants against competition, solicitation and disclosure of confidential information will become null and void immediately after the change in control occurs.

        To the extent that any payments under a consulting and non-competition agreement would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. Notwithstanding any provision in the consulting and non-competition agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

 Grants of Plan-Based Awards

        The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers during 2009:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(1)
											Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Michael R. Sapp	6/1/09	$—	$—	$—	—	—	—	2,308	(2)	—	$—	$15,000
Frank Perez	—	—	—	—	—	—	—	—		—	—	—
H. Lamar Cox	6/1/09	—	—	—	—	—	—	2,308	(2)	—	—	15,000
Arthur F. Helf	6/1/09	—	—	—	—	—	—	2,308	(2)	—	—	15,000

(1)
Reflects the aggregate grant date fair value of all awards computed in accordance with FASB ASC 718, assuming the achievement of all performance criteria and continued employment.
(2)
Reflects a grant of 2,308 shares of restricted stock under the 2007 Equity Plan. These shares of restricted stock will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant.

        On June 1, 2009, 2,308 shares of restricted stock were granted to each of Messrs. Helf, Sapp and Cox under the 2007 Equity Plan based on their service as directors. These shares of restricted stock were originally scheduled to vest on December 1, 2009, but because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the grant, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

        On January 20, 2009, the Compensation Committee granted nonqualified stock options to purchase 50,000 shares of our common stock to each of Messrs. Helf, Sapp and Cox under the 2007 Equity Plan. Because our Named Executed Officers may only receive restricted stock awards for so long as we are a TARP recipient, however, Messrs. Helf, Sapp and Cox subsequently forfeited the options. For more information about the grant and forfeiture, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table sets forth information with respect to our outstanding equity awards as of December 31, 2009 for our Named Executive Officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Michael R. Sapp	100,872	—	—		$5.00	1/14/2010	—		$—	—		$—
	30,000	—	—		7.50	2/18/2013	—		—	—		—
	20,000	—	—		10.50	8/31/2013	—		—	—		—
	20,000	—	—		11.00	3/16/2014	—		—	—		—
	30,000	—	20,000	(2)	25.00	6/13/2017	—		—	—		—
	18,400	—	27,600	(3)	22.15	1/07/2018	—		—	—		—
	—	—	—		—	—	2,308	(4)	10,086	—		—
Frank Perez	—	—	—		—	—	—		—	—		—
H. Lamar Cox	7,848	—	—		5.00	1/14/2010	—		—	—		—
	30,000	—	—		7.50	2/18/2013	—		—	—		—
	20,000	—	—		10.50	8/31/2013	—		—	—		—
	20,000	—	—		11.00	3/16/2014	—		—	—		—
	30,000	—	20,000	(2)	25.00	6/13/2017	—		—	—		—
	—	—	—		—	—	—		—	6,047	(3)	26,425
	—	—	—		—	—	2,308	(4)	10,086	—		—
Arthur F. Helf	30,000	—	—		7.50	2/18/2013	—		—	—		—
	20,000	—	—		10.50	8/31/2013	—		—	—		—
	20,000	—	—		11.00	3/16/2014	—		—	—		—
	30,000	—	16,000	(2)	25.00	6/13/2017	—		—	—		—
	18,400	—	21,600	(3)	22.15	1/07/2018	—		—	—		—
	—	—	—		—	—	2,308	(4)	10,086	—		—

(1)
Based upon the closing sale price of our common stock of $4.37 per share, as reported on The NASDAQ Global Market on December 31, 2009.
(2)
Reflects a grant as of June 14, 2007 of nonqualified stock options to purchase 50,000 shares of our common stock under the 2007 Equity Plan, 80% of which vest over five years in equal increments, subject to the achievement of certain performance criteria, and 20% of which vest over five years in equal increments, subject only to continued employment. Based on the achievement of all of the performance goals for 2007, the performance-based portion of each award that vests over each of the five years is 80%. Because Mr. Helf retired effective December 31, 2009, the remaining portion of his option award that is subject to continued employment will not vest any further but the remaining portion that is subject to the achievement of the 2007 performance goals will continue to vest. As of December 31, 2009, options to purchase 30,000 shares of our common stock had vested.
(3)
Reflects a grant as of January 8, 2008 of nonqualified stock options to purchase 50,000 shares of our common stock or 10,955 shares of restricted stock, as the case may be, under the 2007 Equity Plan, 80% of which vest over five years in equal increments, subject to the achievement of certain performance criteria, and 20% of which vest over five years in equal increments, subject to continued employment. Based on the achievement of seven of the eight performance goals for 2008 and rounding such percentage upward to the nearest 10%, the performance-based portion of each award that will vest over each of the five years is 72% (i.e., the product of 90% times 80%). Accordingly, if each of Messrs. Sapp and Cox remains employed at the end of each year in the five-year vesting period (2009 to 2012), an aggregate of 92% of each award that is subject to annual vesting (i.e., options to purchase 9,200 shares of our common stock or 2,016 shares of restricted stock) will vest each year for each individual. Because Mr. Helf retired effective December 31, 2009, the remaining portion of his option award that is subject to continued employment will not vest any further but the remaining portion that is subject to the achievement of the 2007 performance goals will continue to vest. As of December 31, 2009, options to purchase 18,400 shares of our common stock and

  4,032 shares of restricted stock had vested and options to purchase 27,600 shares of our common stock and 6,047 shares of restricted stock remained subject to annual vesting.

(4)
Reflects a grant as of June 1, 2009 of 2,308 shares of restricted stock under the 2007 Equity Plan based on their service as directors. These shares of restricted stock were originally scheduled to vest on December 1, 2009, but because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the grant, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

Options Exercised and Stock Vested

        The following table sets forth certain information with respect to options exercised by restricted stock vested for the Named Executive Officers in fiscal 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael R. Sapp	—	$—	—	$—
Frank Perez	—	—	—	—
H. Lamar Cox	—	—	2,016	12,559
Arthur F. Helf	—	—	—	—

(1)
The value realized by each Named Executive Officer is calculated as the number of shares of our common stock multiplied by the market value of such shares on the vesting date.

Potential Payments Upon Termination or Change-in-Control

        We have entered into certain agreements and maintain certain plans that will require us to provide compensation to Named Executive Officers in the event of a termination of employment or our change in control. The amount of compensation payable to each Named Executive Officer if each event occurred on December 31, 2009 is listed in the tables below. Because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding. Therefore, the amounts payable to each Named Executive Officer in the tables below have been adjusted to reflect this restriction.

Mr. Sapp

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Disability	Death
Cash Payments	$	—(1)	$	—(2)	$—	$	—(3)	$6,038(4),(5)	$1,239,544(4),(6)
Stock Options (unvested)		—		—(7)	—		—(8)	—	—
Insurance Benefits		—		—	—		—	—	300,000(9)
Excise Tax Gross-up		—		—	—		—	—	—

Mr. Perez

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause	Involuntary Termination for Cause	Termination Related to Change in Control	Disability	Death
Cash Payments	$—	$—	$—	$—	$—	$—
Stock Options (unvested)	—	—	—	—	—	—
Insurance Benefits	—	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—	—

Mr. Cox

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Disability	Death
Cash Payments	$	—(10)	$	—(2)	$—	$	—(11)	$3,754(4),(12)	$1,247,590(4),(6)
Stock Options (unvested)		—		—(7)	—		—(8)	—	—
Insurance Benefits		—		—	—		—	—	300,000(9)
Excise Tax Gross-up		—		—	—		—	—	—

Mr. Helf(13)

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause	Involuntary Termination for Cause	Termination Related to Change in Control	Disability	Death
Cash Payments	$—	$—	$—	$—	$—	$—
Stock Options (unvested)	—	—	—	—	—	—
Insurance Benefits	—	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—	—
(1)
Pursuant to Mr. Sapp's salary continuation plan, he would have been entitled to receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date that he turns 65. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.
(2)
Pursuant to the Named Executive Officer's amended and restated employment agreement, the Named Executive Officer would have been entitled to receive a severance payment equal to two times the sum of (i) the Named Executive Officer's base salary being paid at the time of termination plus (ii) the annual amount of the Named Executive Officer's performance-based annual incentive payment, which will be deemed to equal the average of such payments over the three-year period immediately prior to the termination. The aggregate severance payment, less applicable taxes and other deductions, will be payable without interest in equal installments, but no less frequently than monthly, with the final installment due on the second anniversary of the date of termination. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.
(3)
Pursuant to the Mr. Sapp's amended and restated employment agreement, he would have been entitled to receive a payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. This amount will be paid in a lump sum within 30 days of a change in control. The payment is triggered upon a change in control and termination of Mr. Sapp's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009. Further, pursuant to Mr. Sapp's salary continuation plan, he would have been entitled to receive a payment equal to the greater of (i) the present value of 180 identical monthly payments in an amount equal to his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control. The payment is triggered upon a termination of Mr. Sapp's employment during the period beginning 12 months before and ending 24 months following a change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.

(4)
Pursuant to the Named Executive Officer's amended and restated employment agreement, the Named Executive Officer will receive any bonus earned or accrued through the date of incapacity, including any unvested amounts awarded for previous years. Because none of the Named Executive Officer earned or accrued a cash bonus for 2009, this amount would have been $0 at December 31, 2009.
(5)
Pursuant to Mr. Sapp's salary continuation plan, upon his termination of employment attributable to a disability before reaching normal retirement age, he is eligible to receive 180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 180.
(6)
Pursuant to the Named Executive Officer's split dollar agreement, the amount shown reflects an amount payable to the executive's beneficiary which is the lesser of (i) the difference between the death benefit payable under a life insurance policy on the executive's life and the cash value of such policy, and (ii) an amount equal to two times the executive's aggregate annual salary and bonus paid for the most recent full year of employment, as reduced by any payments due or payable under the salary continuation plans and/or consulting and non-competition agreements. To the extent that any payments under the split dollar agreement would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.
(7)
Pursuant to the Named Executive Officer's amended and restated employment agreement, all awards of share grants or stock options shall be deemed to have vested. Because the closing sale price of our common stock on December 31, 2009 ($4.37) was less than the exercise price of the unvested options granted in 2007 and 2008 under the 2007 Equity Plan ($25.00 and $22.15, respectively), however, the intrinsic value of such options as of that date would have been $0. Further, because we are a TARP recipient, this amount would have been $0 at December 31, 2009.
(8)
Pursuant to the 2007 Equity Plan, if we are not the surviving corporation following a change in control and the surviving corporation following the change in control or the acquiring corporation does not assume the outstanding awards granted under the 2007 Equity Plan or does not substitute equivalent equity awards relating to the securities of the surviving corporation or acquiring corporation or its affiliates, the Named Executive Officer's unvested options would become immediately exercisable. Because the closing sale price of our common stock on December 31, 2009 ($4.37) was less than the exercise price of the unvested options granted in 2007 and 2008 under the 2007 Equity Plan ($25.00 and $22.15, respectively), however, the intrinsic value of such options as of that date would have been $0. Further, because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.
(9)
Reflects the proceeds of a term life insurance policy with the Named Executive Officer named as beneficiary. The Named Executive Officer will receive 60% of the value of the policy and the Bank will receive the remaining 40%.
(10)
Pursuant to Mr. Cox's salary continuation plan, he would have been entitled to receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date that he turns 70. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.
(11)
Pursuant to the Mr. Cox's amended and restated employment agreement, he would have been entitled to receive a payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. This amount will be paid in a lump sum within 30 days of a change in control. The payment is triggered upon a change in control and termination of Mr. Cox's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009. Further, pursuant to Mr. Cox's salary continuation plan, he would have been entitled to receive a payment equal to the greater of (i) the present value of 96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 and (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control. The payment is triggered upon a termination of Mr. Cox's employment during the period beginning 12 months before and ending 24 months following a change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009.
(12)
Pursuant to Mr. Cox's salary continuation plan, upon his termination of employment attributable to a disability before reaching normal retirement age, he is eligible to receive 96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 96.
(13)
Because Mr. Helf retired effective December 31, 2009, he was not eligible to receive any payments as a result of the restrictions under the TARP Capital Purchase Program, except for payments pursuant to a qualified pension or retirement plan.

DIRECTOR COMPENSATION

        The following table sets forth the compensation of our non-employee directors for services rendered during 2009:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Paul W. Dierksen	$37,000	$15,000	$—	$—	$—	$—	$52,000
Dennis L. Grimaud	40,000	—	25,700	—	—	—	65,700
William W. McInnes	46,000	—	25,700	—	—	—	71,700
Thomas R. Miller	46,000	—	25,700	—	—	—	71,700
Darrel E. Reifschneider	40,000	—	25,700	—	—	—	65,700
Paul A. Thomas	36,000	—	25,700	—	—	—	61,700

(1)
The amount shown reflects the aggregate grant date fair value for restricted stock awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718.
(2)
The amounts shown reflect the aggregate grant date fair value for option awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718. The assumptions used in calculating the aggregate grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

        The compensation of our directors who are also employees is described in the section above entitled "Executive Compensation—Summary Compensation Table."

        Each of the non-employee directors of the Corporation and the Bank, who are the same individuals, is paid fees for attending full board meetings and committee meetings. Directors are not paid a retainer and are not paid for meetings that they do not attend. In 2009, each director, including those Named Executive Officers who are also directors, was paid $5,000 for each full board meeting he attended prior to May and $2,500 for each full board meeting he attended from May through December. Each non-employee director committee member was paid $1,000 for each committee meeting attended.

        On May 19, 2009, the board of directors approved a recommendation by the Compensation Committee to adjust total compensation for our directors to "peer levels." This recommendation included an equity award under the 2007 Equity Plan with a value of $15,000, in the form of either restricted stock or stock options, at the election of each non-employee director. The number of shares of restricted stock granted was based on the closing sale price of our common stock on the date of grant and the number of options granted was based on the Black-Scholes option-pricing model on the date of grant, rounded to the nearest one thousand shares. As a result, on June 1, 2009, nonqualified stock options to purchase 10,000 shares of our common stock were granted to each of Messrs. Grimaud, McInnes, Miller, Reifschneider and Thomas. The stock options vest on June 1, 2010, have an exercise price of $6.50 per share, which was equal to the closing sale price of our common stock on the date of the grant, and expire ten years after the date of grant. On that same date, 2,308 shares of restricted stock, which vested on December 1, 2009, were granted to Mr. Dierksen. For information about the corresponding awards with respect to our Named Executive Officers who are also directors, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

 AUDIT COMMITTEE REPORT

        The Audit Committee consists of Messrs. McInnes (Chair), Grimaud and Miller. Each member meets the independence standards of The NASDAQ Stock Market LLC and SEC Rule 10A-3 and Mr. McInnes is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K. The role and responsibilities of the Audit Committee are set forth in the committee's charter, a copy of which is attached as Appendix B to this Proxy Statement. In fulfilling its responsibilities, the Audit Committee:

  •
  Reviewed and discussed with our management the audited financial statements for the year ended December 31, 2009;

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present; and

  •
  Received the written disclosures and the letter from KraftCPAs PLLC, our independent accountants, required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and also discussed with KraftCPAs PLLC any relationships that may impact its objectivity and independence, and determined that KraftCPAs PLLC is independent.

        Based upon the Audit Committee's review and discussions described above, and in reliance thereon, the Audit Committee recommended to the board of directors that the Corporation's audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

                      Audit Committee:

                      William W. McInnes (Chair)
                      Dennis L. Grimaud
                      Thomas R. Miller

        The information contained in this report shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009.

        Pursuant to Section 111(b)(2)(A) of the Emergency Economic Stabilization Act of 2008, as amended by Section 7001 of the American Recovery and Reinvestment Act of 2009, the Compensation Committee certifies that it has reviewed with one of our senior risk officers the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation.

                      Compensation Committee:

                      Darrel E. Reifschneider (Chair)
                      Thomas R. Miller
                      Paul A. Thomas, M.D.

        The information contained in this report shall not be deemed to be "soliciting material"or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee have at any time been an officer or employee of ours, nor have any of the members had any relationship requiring disclosure by us. None of our executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Bank has had in the past and expects to continue to have in the future banking transactions in the ordinary course of business with our directors, officers and 5% shareholders and "related interests" of such persons. As used in this connection, "related interests" includes any entity, such as a corporation in which a director has a 10% or greater ownership, any corporation in which a director or officer also serve as an officer, any other organization, partnership and entity in which such person is interested and certain relatives of a director or officer. The direct and indirect extensions of credit described above have and will continue to: (i) be evidenced by a promissory note naming the Bank as payee, and contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank's locale; (ii) require repayment pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made in the lender's locale; (iii) be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the lender's locale, show the borrower to be a satisfactory credit risk; (iv) be made on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with unrelated persons; and (v) not involve more than the normal risk of uncollectability or present other unfavorable features. At December 31, 2009, direct and indirect loans to our officers and directors by the Bank aggregated approximately $25.4 million.

        We have no written policies or procedures for the review, approval or ratification of any related person transaction required to be reported. Any potential related person transaction that involves more than a de minimis obligation, expense or payment, however, is reviewed by the board of directors prior to us entering into any such transaction. During 2009, there were no transactions with related persons other than the extensions of credit described above.

 GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission, as well as to furnish us with a copy of such report. There are specific due dates for these reports and Securities and Exchange Commission regulations require us to identify in our Proxy Statement any failure to file the reports as required for 2009. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the Securities and Exchange Commission and posted on its website and (2) written representations from our executive officers and directors, we believe that all reports were filed in a timely manner during 2009, except as follows: (i) Mr. McInnes filed a Form 4 on February 24, 2009 to report a transaction that occurred on February 18, 2009; (ii) Mr. Cox filed a Form 4/A on April 9, 2009 to correct the transaction date of a Form 4 initially filed on February 4, 2008 to reflect that the transaction occurred on January 24, 2008; (iii) each of Messrs. Reifschneider, Miller, Thomas, McInnes and Grimaud filed a Form 4 on August 21, 2009 to report a June 1, 2009 grant of nonqualified stock options; and (iv) each of Messrs. Dierksen, Cox, Helf and Sapp filed a Form 4 on August 21, 2009 to report a June 1, 2009 grant of restricted stock.

Householding of Proxy Materials and Annual Reports

        The Securities and Exchange Commission rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as "householding" and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call (615) 599-2274 or send a written request to:

                Tennessee Commerce Bancorp, Inc.
                381 Mallory Station Road
                Franklin, Tennessee 37067-8264
                Attention: Corporate Secretary

        If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling (615) 599-2274 or sending a written request to the address above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

        This Proxy Statement and our 2009 Annual Report to Shareholders are available at www.tncommercebank.com on our Investor Relations webpage under the caption "SEC Filings." If you wish to attend the annual meeting and need directions, please call us at (615) 599-2274.

 Miscellaneous

        We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

        Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect so such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of the board of directors.

        A copy of our 2009 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

Incorporation by Reference

        For purposes of the disclosure in the section above entitled "Proposal 4: Authorization to Issue Securities in Connection with Capital-Raising Transactions in Accordance with NASDAQ Marketplace Rule 5635(d)," we are incorporating by reference into this Proxy Statement our Annual Report on Form 10-K for the year ended December 31, 2009.

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 will be furnished without charge to any shareholder who requests such report by sending a written request to:

                Tennessee Commerce Bancorp, Inc.
                381 Mallory Station Road
                Franklin, Tennessee 37067-8264
                Attention: Corporate Secretary

        A copy of our Annual Report on Form 10-K may also be obtained without charge on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "SEC Filings" and through the Securities and Exchange Commission's website at www.sec.gov.

                      TENNESSEE COMMERCE BANCORP, INC.

                      /s/ MICHAEL R. SAPP

                      Michael R. Sapp
                       Chairman, President and Chief Executive Officer

April [    •    ], 2010

Appendix A

AMENDMENT TO THE
TENNESSEE COMMERCE BANCORP, INC.
2007 EQUITY PLAN

        THIS AMENDMENT (the "Amendment") to the Tennessee Commerce Bancorp, Inc. 2007 Equity Plan (the "Plan") is made on this        day of                    , 2010 by Tennessee Commerce Bancorp,  Inc. (the "Company").

        WHEREAS, the Company established the Plan for the benefit of eligible employees and directors;

        WHEREAS, Section 12.2 of the Plan authorizes the Board of Directors of the Company (the "Board") to amend the Plan; and

        WHEREAS, the Board and the shareholders of the Company have approved an amendment to the Plan to (i) clarify certain definitions of the Plan, (ii) increase the maximum aggregate number of shares with respect to which awards may be granted under the Plan, (iii) revise the terms of certain equity awards subject to restrictions, and (iv) clarify the effect of adjustments upon changes in stock.

        NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of                , 2010:

I.     Section 2.9 of the Plan is deleted and replaced with the following:

        2.9   Committee means a committee of Board members that is designated by the Board to serve as the administrator of the Plan, provided that the Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code) and shall be solely composed of individuals who are "outside directors" as defined in Treas. Reg. §1.162-27(e)(3) or any successor provision.

II.    Section 3.1 of the Plan is deleted and replaced with the following:

        3.1    Committee.    The Plan shall be administered by the Committee, such other committee as the Board may designate, or, at the discretion of the Board from time to time, by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board.

III.  The last sentence of Section 4.3(a) of the Plan is deleted and replaced with the following:

        Subject to adjustment under Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the "Section 4.3 Limit") shall not exceed, in the aggregate, 2,000,000 shares.

IV.    The first sentence of Section 4.3(b) of the Plan is deleted and replaced with the following:

        The maximum number of shares of Company Stock that may be issued subject to Incentive Stock Options is 1,000,000, subject to adjustment under Section 12.1.

V.     Section 6.3 of the Plan is deleted and replaced with the following:

        6.3    Other Terms and Conditions.    Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. Notwithstanding anything to the contrary in the Plan, the Participant shall be deemed a Shareholder with respect to the Company Stock covered by the Restricted Stock Award, including the right to vote such Restricted Stock, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the appropriate number of shares of Company Stock until such shares become vested and transferable; (ii) none of the shares of Company Stock subject to the Restricted Stock Award may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) until such shares become vested and transferable; (iii) no dividends or other distributions payable with respect to a share of Company Stock subject to a Restricted Stock Award shall be paid until and unless such share become vested and transferable, with such dividends or other distributions to be accumulated, without interest, by the Company (the "Accumulated Dividends") and (iv) shares of Company Stock subject to a Restricted Stock Award and any Accumulated Dividends with respect to such shares shall be forfeited and all rights of the Participant to such shares and Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless the requirements of the Restricted Stock Award are satisfied and unless any other restricted conditions related to the Restricted Stock are met. In the event the Company effects a recapitalization, stock split, stock dividend or other event described in Section 12.1, the shares of Company Stock received by the Participant with respect to any Restricted Stock Award (or any shares of stock issued in substitution thereof) shall be subject to identical restrictions and shall be subject to the terms of the Plan. The Company is not required to issue shares of Company Stock under any Restricted Stock Award until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange or market system on which the Company Stock may then be listed or traded.

VI.   Section 12.1 of the Plan is deleted and replaced with the following:

        12.1    Adjustments Upon Changes in Company Stock.    The number and kind of shares of Company Stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines to be appropriate, in the event that:

  (a)
  the Company or an Affiliate effects one or more Company Stock dividends, Company Stock splits, reverse Company Stock splits, subdivisions, consolidations or other similar events;

  (b)
  the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

  (c)
  there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limit on Awards specified in Section 4.3 that are proportionate to the modifications of the Company Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company's assets to another person, shall be effected such that holders of Company Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Company Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified herein and in the agreement governing such Option and in lieu of the shares of Company Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Company Stock equal to the number of shares of Company Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

VI.    Amendment and Ratification.    The Plan is hereby amended in accordance with the foregoing provisions of this Amendment. The Plan, as amended as provided herein, is hereby ratified and shall remain in full force and effect.

VII.    Defined Terms.    Capitalized terms used in this Amendment shall have the same meanings as in the Plan unless otherwise defined herein.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned individual has executed this instrument to signify the adoption of this Amendment by the Company on the date and year written above.

TENNESSEE COMMERCE BANCORP, INC.
By:
Title:

Appendix B

Tennessee Commerce Bancorp, Inc. (the "Corporation")
Tennessee Commerce Bank (the "Bank")
AUDIT COMMITTEE CHARTER

Purpose

        This policy establishes the Audit Committee Charter for Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank, Inc. The same committee will serve both companies. The Audit Committee is appointed by the Board to assist the Board in monitoring:

        (1)   The integrity of the financial statements of the Company

        (2)   The independent auditor's qualifications and independence

        (3)   The performance of the internal audit function and independent auditors

        (4)   Corporate compliance with legal and regulatory requirements

This policy uses the term "independent auditor" to refer to all audit services and all firms providing those services.

Audit Committee Membership

        In January of each year, the Board will appoint an Audit Committee which must consist of no fewer than 3 members. Each member must be in good standing and be on the Board of Directors. All members must meet any applicable independence, experience or expertise requirements established by statute, the rules and regulations of the NASDAQ Global Stock Exchange, or the rules and regulations of the Securities and Exchange Commission. The Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

        The Audit Committee for the current year includes:

  •
  Bill McInnes, Chairman

  •
  Dennis Grimaud

  •
  Tom Miller

Mr. McInnes serves as the "financial expert" as defined by the Sarbanes-Oxley Act of 2002.

Audit Committee Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the company, outside counsel, Independent auditors or consultants to meet with the committee.

Audit Committee Authority and Responsibilities

        The Audit Committee has the sole authority to appoint or replace independent auditors (subject, if applicable, to shareholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        All auditing services and permitted non-auditing services must be approved in advance by the Audit Committee. The Committee is responsible for setting fees and establishing the scope and terms of work performed. Approved non-audit services are subject to the minimum exceptions for such services as described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

        The Audit Committee is authorized to retain independent legal, accounting or other advisors, consultants, or legal counsel in the performance of the Committee's responsibilities. The company will provide funding for, payment of any service or contract approved by the Audit Committee.

        The Audit Committee shall make regular reports to the Board as and when it deems appropriate. The Committee will, on an annual basis, review and reassess the adequacy of this Charter and the Committee's performance in meeting its responsibilities to the Company.

        Periodically the Audit Committee will review the company's code of conduct to ensure it is adequate and up-to-date. The committee will also review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and the results of any review of these areas by auditors.

        Other functions as assigned by law, the company's charter or bylaws, or the board of directors, will be performed by the Audit Committee. Additionally, they will create an agenda for the ensuing year or review and approve an agenda submitted by the CAE.

        The Audit Committee will review its effectiveness through conducting a self-assessment and an evaluation of all members.

Audit Committee Responsibilities for Financial Statement Disclosures

        The Audit Committee will perform the following oversight functions related to the company's financial statements:

  1.
  Review and discuss with management and the independent auditor on the annual audited financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations.

  2.
  Review and discuss with management and the independent auditor on the Company's quarterly financial statements prior to the filing of its Form 10Q, including disclosures made in Management's Discussion and analysis of Financial Condition and Results of Operations.

  3.
  Review significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review the auditor's report on the Company's internal controls and any special steps adopted in light of material control deficiencies.

  5.
  Review and discuss any reports from the independent auditors on specific issues such as any management letter or schedule of unadjusted differences.

  6.
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  7.
  Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  8.
  Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

  9.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank's Relationships with Independent Auditors

        The Committee will meet with Independent Auditors no less than annually to receive and review their report on internal control as mandated by the Sarbanes Oxley Act of 2002. This review will include a discussion of any control issues identified by the Auditor, management's response, and remedial actions taken. The Committee will ensure compliance with any statute, rule or regulation that requires either the rotation of audit partners or the rotation of the independent auditor. If the independent auditor provides non-audit services, consider whether the provision of non-audit services is compatible with maintaining the independent auditor's independence.

        The Audit Committee will provide oversight for the Company's outsourced Internal Audit function. This oversight includes, but is not limited to:

  •
  Engaging a qualified firm to provide audit services

  •
  Establishing the scope of the internal audit program

  •
  Review periodic reports of work performed and exceptions noted

  •
  Reviewing management's responses and remedial actions

Compliance Oversight Responsibilities

        The Audit Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission, by employees or any external party of the organization, of their concerns regarding questionable accounting or auditing matters. Further, they are to review any complaints that might have been received, the current status, and resolution if one has been reached.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted principles and applicable rules and regulation. These are the responsibilities of management and the independent auditor.